268139748 THIRD AMENDMENT TO CREDIT AGREEMENT This Third Amendment to Credit Agreement, dated April 21, 2023 (this "Amendment"), is by and between Moog Inc. Stock Employee Compensation Trust (subject to the provisions of Section 1.2.13 of the Credit Agreement, the "Borrower") and Citizens Bank, N.A., a national banking association (successor by merger to Citizens Bank of Pennsylvania) (the "Bank"). W I T N E S S E T H: WHEREAS, the Borrower and the Bank entered into that certain Credit Agreement, dated July 26, 2018, as amended by that certain (i) First Amendment to Credit Agreement, dated September 3, 2019, by and between the Borrower and the Bank and (ii) Second Amendment to Credit Agreement, dated July 15, 2021, by and between the Borrower and the Bank (as may be further amended, modified, supplemented or restated from time to time, the "Credit Agreement"); and WHEREAS, the Borrower desires to amend certain terms and provisions of the Credit Agreement, and the Bank desires to permit such amendments pursuant to the terms and subject to the conditions set forth herein. NOW, THEREFORE, in consideration of the premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows: 1. All capitalized terms used herein that are defined in the Credit Agreement shall have the same meaning herein as in the Credit Agreement unless the context clearly indicates otherwise. 2. The Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example double underlined text) as set forth in the pages of the Credit Agreement attached hereto as Annex 1. 3. The Credit Agreement is hereby amended by inserting a new Exhibit 2.3.1 thereto, attached as Exhibit A hereto. 4. The provisions of Sections 2 and 3 of this Amendment shall not become effective until the Bank has received the following items, each in form and substance acceptable to the Bank: (a) this Amendment, duly executed by the Borrower and the Bank; (b) payment to the Bank of a $10,000.00 renewal fee; (c) the documents and conditions listed in the Preliminary Closing Agenda set forth on Annex 2 attached hereto and made a part hereof; (d) such other documents as may be reasonably requested by the Bank; and (e) payment of all other fees and expenses owed to the Bank and the Bank's counsel in connection with this Amendment. 5. The Borrower hereby reconfirms and reaffirms all representations and warranties, agreements and covenants made by it pursuant to the terms and conditions of the Credit Agreement, except

- 2 - 268139748 representations and warranties that expressly relate solely to an earlier date or time, which representations and warranties are true and correct on and as of the specific dates or times referred to therein, and except as such representations and warranties, agreements and covenants may have heretofore been amended, modified or waived in writing in accordance with the Credit Agreement. 6. The Borrower acknowledges and agrees that each and every document, instrument or agreement which at any time has secured payment of the Obligations including, without limitation, the Guaranty Agreement(s) hereby continues to secure the Obligations. 7. The Borrower hereby represents and warrants to the Bank that (i) the Borrower has full power to enter into, execute, deliver and carry out this Amendment and the other documents executed in connection herewith and all such actions have been duly authorized by all necessary proceedings on its part, (ii) neither the execution and delivery of this Amendment or the other documents executed in connection herewith by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by the Borrower will conflict with, constitute a default under or result in any breach of (a) the terms and conditions of the Trust Agreement or other organizational documents of the Borrower or (b) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower, and (iii) each of this Amendment and the other documents executed in connection herewith has been duly and validly executed and delivered by the Borrower and constitutes legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. 8. The Borrower represents and warrants that (i) no Potential Default or Event of Default exists under the Credit Agreement, nor will any occur as a result of the execution and delivery of this Amendment or the performance or observance of any provision hereof and (ii) it presently has no known claims or actions of any kind at Law or in equity against the Bank arising out of or in any way relating to the Loan Documents. 9. To induce the Bank to enter into this Amendment, the Borrower hereby releases, acquits and forever discharges the Bank, and all officers, directors, agents, employees, successors and assigns of the Bank, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that the Borrower now has or ever had against the Bank arising under or in connection with the Credit Agreement or any of the other Loan Documents or otherwise, in each case arising prior to the date of this Amendment. The Borrower represents and warrants to the Bank that the Borrower has not transferred or assigned to any Person any such claim that the Borrower ever had or claimed to have against the Bank. 10. Each reference to the Credit Agreement that is made in the Credit Agreement or any other document executed or to be executed in connection therewith shall hereafter be construed as a reference to the Credit Agreement as amended hereby. 11. The agreements contained in this Amendment are limited to the specific agreements made herein. Except as amended hereby, all of the terms and conditions of the Credit Agreement and the other Loan Documents shall remain in full force and effect. This Amendment amends the Credit Agreement and is not a novation thereof.

- 3 - 268139748 This Amendment may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed to be an original, but all such counterparts shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment by e-mail or telecopy shall be effective as delivery of a manually executed counterpart of this Amendment. 12. This Amendment shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without regard to its conflict of laws principles. The Borrower hereby consents to the jurisdiction and venue of the courts of the State of New York sitting in New York County, New York and the United States District Court for the Southern District of New York with respect to any suit arising out of or mentioning this Amendment. [INTENTIONALLY LEFT BLANK]

268139748 IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this Amendment to be duly executed as of the date first above written, as an instrument under seal. BORROWER: Moog Inc. Stock Employee Compensation Trust By: /s/ Robert T. Brady Name: Robert T. Brady Title: Trustee BANK: Citizens Bank, N.A. By: /s/ Edward J. Kloecker, Jr. Name: Edward J. Kloecker, Jr. Title: Senior Vice President

268139748 CONSENT OF GUARANTOR The undersigned guarantor (the "Guarantor") consents to the provisions of the foregoing Third Amendment to Credit Agreement (the "Amendment") and confirms and agrees that: (a) the Guarantor’s obligations under its Guaranty and Suretyship Agreement, dated July 26, 2018 (the "Guaranty"), shall be unimpaired by the Amendment; (b) the Guarantor has no defenses, set offs, counterclaims, discounts or charges of any kind against Citizens Bank, N.A., a national banking association (successor by merger to Citizens Bank of Pennsylvania) (the "Bank"), its officers, directors, employees, agents or attorneys with respect to its Guaranty; and (c) all of the terms, conditions and covenants in the Guarantor's Guaranty remain unaltered and in full force and effect and are hereby ratified and confirmed and apply to the Guarantor's obligations, as modified by the Amendment. The Guarantor certifies that all representations and warranties made in its Guaranty are true and correct in all respects as of the date of the Amendment. IN WITNESS WHEREOF, and intending to be legally bound hereby, the due execution of this Consent of Guarantor as of the date of the Amendment. GUARANTOR: Moog Inc. By: /s/ Christopher P. Donnini Name: Christopher P. Donnini Title: Treasurer

268139748 ANNEX 1 Amended Credit Agreement (see attached)

268139748 ANNEX 2 Preliminary Closing Agenda (see attached)

268139748 PRELIMINARY CLOSING AGENDA This preliminary closing agenda contains the documents delivered in connection with a third amendment to credit facility provided to Moog Inc. Stock Employee Compensation Trust (the "Borrower"), by Citizens Bank, N.A., a national banking association (successor by merger to Citizens Bank of Pennsylvania) (the "Bank"). No. LOAN DOCUMENTS Responsible Party 1. Third Amendment to Credit Agreement, by and between the Borrower and the Bank (the "Amendment"), as consented to by Moog Inc., a New York corporation (the "Guarantor"). Bank Annex 1 – Amended Credit Agreement. Bank Annex 2 – Preliminary Closing Agenda. Bank Exhibit A – Amended Exhibit 2.3.1 to Credit Agreement – Form of Revolving Credit Loan Request. Bank 2. Amended Schedules to the Credit Agreement, if needed and as applicable. Borrower ORGANIZATIONAL DOCUMENTS Borrower 3. Certificate of the Trustee of the Trust as to (i) resolutions of the Administrative Committee of the Trust authorizing the Trust to enter into the Amendment, (ii) incumbency and (iii) no amendments to the Trust Agreement of the Trust. Borrower

ANNEX 1 268139687 $35,000,000.00 REVOLVING CREDIT FACILITY CREDIT AGREEMENT by and between MOOG INC. STOCK EMPLOYEE COMPENSATION TRUST and CITIZENS BANK, N.A. OF PENNSYLVANIA Dated July 26, 2018

TABLE OF CONTENTS

Section			Page
1.		CERTAIN DEFINITIONS	1
	1.1	Certain Definitions	1
	1.2	Construction	17
	1.3	Accounting Principles	18
	1.4	Rates Generally.	19
2.		REVOLVING CREDIT FACILITIES	19
	2.1	Revolving Credit Commitments	19
	2.2	Fees	19
	2.3	Revolving Credit Loan Requests	20
	2.4	Making Revolving Credit Loans	21
	2.5	Revolving Credit Note	21
	2.6	Use of Proceeds	21
3.		INTEREST RATES.	21
	3.1	Interest Rate Options	21
	3.2	Interest After Default	22
	3.3	Term SOFR Conforming Changes	22
	3.4	Inability to Determine Rates	22
	3.5	Compensation for Losses	23
	3.6	Illegality.	23
	3.7	Benchmark Replacement Setting	24
4.		PAYMENTS	25
	4.1	Payments	25
	4.2	Interest and Principal Payment Dates	25
	4.3	Prepayments	25
	4.4	Increased Costs	27
	4.5	Increased Capital Costs	28
	4.6	Taxes	28
5.		REPRESENTATIONS AND WARRANTIES	30
	5.1	Representations and Warranties	30
6.		CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT	34
	6.1	First Loans	34
	6.2	Each Additional Loan	36
7.		COVENANTS	36
	7.1	Affirmative Covenants	36
	7.2	Negative Covenants	37
	7.3	Reporting Requirements	39

- i -

268139687

- ii - 268139687 8. DEFAULT ........................................................................................................................ 40 8.1 Events of Default ...................................................................................................40 8.2 Consequences of Event of Default .........................................................................42 8.3 Notice of Sale .........................................................................................................43 9. MISCELLANEOUS ......................................................................................................... 44 9.1 No Implied Waivers; Cumulative Remedies; Writing Required ...........................44 9.2 Reimbursement and Indemnification of Bank by Loan Parties; Taxes .................44 9.3 Holidays .................................................................................................................44 9.4 Funding by Branch, Subsidiary or Affiliate ...........................................................44 9.5 Notices ...................................................................................................................45 9.6 Severability ............................................................................................................45 9.7 Governing Law ......................................................................................................45 9.8 Prior Understanding ...............................................................................................46 9.9 Duration; Survival ..................................................................................................46 9.10 Successors and Assigns..........................................................................................46 9.11 Confidentiality .......................................................................................................46 9.12 Counterparts ...........................................................................................................47 9.13 Exceptions ..............................................................................................................47 9.14 CONSENT TO FORUM; WAIVER OF JURY TRIAL........................................47 9.15 Certifications From Bank and Participants ............................................................48

- iii - 268139687 LIST OF EXHIBITS EXHIBITS EXHIBIT 1.1(R) - REVOLVING CREDIT NOTE EXHIBIT 2.3.1 - REVOLVING CREDIT LOAN REQUEST EXHIBIT 7.3.4 - QUARTERLY COMPLIANCE CERTIFICATE EXHIBIT 7.3.5 - BORROWING BASE CERTIFICATE

268139687 CREDIT AGREEMENT THIS CREDIT AGREEMENT is dated July 26, 2018, and is made by and between Moog Inc. Stock Employee Compensation Trust (subject to the provisions of Section 1.2.13, the "Borrower") and Citizens Bank, N.A., a national banking association (successor by merger to Citizens Bank of Pennsylvania, (the "Bank"). WITNESSETH: WHEREAS, the Borrower has requested the Bank to provide a revolving credit facility to the Borrower in an aggregate principal amount not to exceed Thirty-Five Million and 00/100 Dollars ($35,000,000.00); and WHEREAS, the Bank is willing to provide such credit upon the terms and conditions hereinafter set forth. NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows: 1. CERTAIN DEFINITIONS 1.1 Certain Definitions. In addition to words and terms defined elsewhere in this Agreement, the following words and terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise: Adjusted LIBOR Rate means, relative to any LIBOR Rate Loan to be made as, continued as, maintained as, or converted into, a LIBOR Rate Loan for any LIBOR Interest Period, a rate per annum determined by dividing (x) the LIBOR Rate for such LIBOR Interest Period by (y) a percentage equal to one hundred percent (100%) minus the LIBOR Reserve Percentage. If the Adjusted LIBOR Rate determined as above would be less than zero, then such rate shall be deemed to be zero. ABR Loan means a Loan bearing interest based on the Alternate Base Rate. Affiliate as to any Person shall mean, subject to the last sentence of this definition, any other Person (i) which directly or indirectly controls, is controlled by, or is under common control with such Person, (ii) which beneficially owns or holds five percent (5.0%) or more of any class of the voting or other equity interests of such Person, or (iii) five percent (5.0%) or more of any class of voting interests or other equity interests of which is beneficially owned or held, directly or indirectly, by such Person. Control, as used in this definition, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, including the power to elect a majority of the directors or trustees of a corporation or trust, as the case may be. Notwithstanding the foregoing, in any context of describing any Affiliate of any Loan Party, Affiliate as to such Loan Party shall have the meaning ascribed to such term in the Moog Loan Agreement. Agreement shall mean this Credit Agreement, as the same may be supplemented, amended, modified or restated from time to time, including all schedules and exhibits. Alternate Base Rate shall mean, for any day, a rate per annum equal to the sum of (A) the greatest of (i) the Prime Rate in effect on such day, (ii) the Federal Funds Rate in effect on such day

- 2 - 268139687 plus .50% per annum, (iii) the Daily SOFR Rate on such day plus 1.00% per annum and (iv) the Floor; plus (B) the Applicable Spread. If the Bank shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Rate or the Daily SOFR Rate for any reason, including the inability or failure of the Bank to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Rate, the Alternate Base Rate shall be determined without regard to clause (ii) or (iii), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Rate or the Daily SOFR Rate, as applicable, respectively. Anti-Corruption Laws shall have the meaning set forth in Section 5.1.17 hereof. Anti-Terrorism Laws shall mean any Laws relating to terrorism or money laundering, including Executive Order No. 13224, the USA Patriot Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by the OFAC (as any of the forgoing Laws may from time to time be amended, renewed, extended or replaced), trade sanctions programs and embargoes, economic or financial sanctions, import/export licensing, money laundering, corruption or bribery and any regulation, order, or directive promulgated, issued or enforced pursuant to such Laws (including but not limited to the Trading with the Enemy Act and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V) and any other enabling legislation or executive order relating thereto, the USA Patriot Act, Executive Order No. 13224, and the United States Foreign Corrupt Practices Act of 1977), all as amended, supplemented or replaced from time to time. Authorized Representatives shall mean, with respect to the Borrower, the Trustee or such other Persons, designated by written notice to the Bank from the Borrower, in form and substance satisfactory to the Bank, authorized to execute notices, reports and other documents on behalf of the Borrower required hereunder. The Borrower may amend such list of individuals from time to time by giving written notice of such amendment to the Bank, in form and substance satisfactory to the Bank. The Borrower hereby acknowledges and agrees that the Bank may conclusively rely on any notice, report or other document executed by any Authorized Representative on behalf of the Borrower, whether such Authorized Representative is a trustee, officer, manager or employee of the Borrower, a third party duly authorized to act on Borrower’s behalf hereunder, or otherwise. Available Tenor means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) or payment period for interest calculated with reference to such Benchmark, as applicable, that is or may be used for determining the length of any Interest Period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then- removed from the definition of any Interest Period pursuant to clause (iv) of Section 3.7(d) 4.10(b). Bank shall mean as set forth in the preamble hereof. Bank-Provided Hedge shall mean a Hedging Contract which is provided by the Bank (or any Affiliate of the Bank) in connection with the Obligations and with respect to which the Bank confirms meets the following requirements: such Hedging Contract (i) is documented in a standard International Swap Dealer Association Agreement or similar agreement acceptable to the Bank, (ii)

- 3 - 268139687 provides for the method of calculating the reimbursable amount of the provider's credit exposure in a reasonable and customary manner, and (iii) is entered into for hedging (rather than speculative) purposes. The liabilities of any Loan Party to the provider of the Bank-Provided Hedge (the "Hedge Liabilities") shall be "Obligations" hereunder, guaranteed obligations under the Guaranty Agreements and otherwise treated as Obligations for purposes of each of the other Loan Documents. Base Rate shall mean the Prime Rate. Base Rate Loan shall mean any Loan which bears interest with reference to the Base Rate. Base Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(ii). Benchmark means, initially, USD LIBOR the Term SOFR Reference Rate; provided that if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred with respect to USD LIBOR the Term SOFR Reference Rate or the then- current Benchmark, then "Benchmark" means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (i) of Section 3.7(a) 4.10(b). Any reference to "Benchmark" shall include, as applicable, the published component used in the calculation thereof. Benchmark Replacement means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Bank for the applicable Benchmark Replacement Date: (1) the sum of: (a) Term SOFR and (b) the related Benchmark Replacement Adjustment; (2)(1) the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment; (3)(2) the sum of: (a) the alternate benchmark rate that has been selected by the Bank and the Borrower as the replacement for the then-current Benchmark for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement for the then-current Benchmark for U.S. dDollar-denominated syndicated or bilateral credit facilities at such time and (b) the related Benchmark Replacement Adjustment; provided, that any such Benchmark Replacement shall be administratively feasible as determined by the Bank in its sole discretion. If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents. provided that, in the case of clause (1), such Unadjusted Benchmark Replacement is displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion. If the Benchmark Replacement as determined pursuant to clause (1), (2) or (3) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

- 4 - 268139687 Benchmark Replacement Adjustment means, with respect to any replacement of the then- current Benchmark with an Unadjusted Benchmark Replacement for any applicable Interest Period and Available Tenor for any setting of such Unadjusted Benchmark Replacement: (1) for purposes of clauses (1) and (2) of the definition of "Benchmark Replacement," the first alternative set forth in the order below that can be determined by the Bank: (a) the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that has been selected or recommended by the Relevant Governmental Body for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for the applicable Corresponding Tenor; (b) the spread adjustment (which may be a positive or negative value or zero) as of the Reference Time such Benchmark Replacement is first set for such Interest Period that would apply to the fallback rate for a derivative transaction referencing the ISDA Definitions to be effective upon an index cessation event with respect to such Benchmark for the applicable Corresponding Tenor; and (2) for purposes of clause (3) of the definition of "Benchmark Replacement Adjustment means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement," the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Bank and the Borrower for the applicable Corresponding Tenor giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body on the applicable Benchmark Replacement Date or (ii) any evolving or then- prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dDollar-denominated syndicated or bilateral credit facilities at such time.; provided that, in the case of clause (1) above, such adjustment is displayed on a screen or other information service that publishes such Benchmark Replacement Adjustment from time to time as selected by the Bank in its reasonable discretion. Benchmark Replacement Conforming Changes means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of Business Day, the definition of any Interest Period, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). Benchmark Replacement Date means a date and time determined by the Bank, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

- 5 - 268139687 (1) in the case of clause (1) or (2) of the definition of "Benchmark Transition Event," the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or (2) in the case of clause (3) of the definition of "Benchmark Transition Event," the first date of the public on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non- representativeness will be determined by reference to the most recent statement or publication of information referenced therein; or in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date. (3) in the case of an Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, so long as the Bank has not received, by 5:00 p.m. (New York City time) on the fifth (5 th ) Business Day after the date notice of such Early Opt-in Election is provided to the Borrower, written notice of objection to such Early Opt-in Election from the Borrower. For the avoidance of doubt, (i) if the event giving rise to the Benchmark Replacement Date occurs on the same day as, but earlier than, the Reference Time in respect of any determination, the Benchmark Replacement Date will be deemed to have occurred prior to the Reference Time for such determination and (ii) the "Benchmark Replacement Date" will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof). Benchmark Transition Event means the occurrence of one or more of the following events with respect to the then-current Benchmark: (1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); (2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal Reserve Board System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely;, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

- 6 - 268139687 (3) a public statement or publication of information by the regulatory supervisor for or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or a Governmental Authority having jurisdiction over the Bank the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are no longer not, or as of a specified future date will not be, representative. For the avoidance of doubt, a "Benchmark Transition Event" will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof). Benchmark Unavailability Period means the period (if any) (x) beginning at the time that a Benchmark Replacement Date pursuant to clauses (1) or (2) of that definition has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.7 4.10(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 3.7 4.10(b). Beneficial Ownership Certification means, with respect to the Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially in the form provided by the Bank or such other form reasonably satisfactory to the Bank. Beneficial Ownership Regulation means 31 C.F.R. § 1010.230. Blocked Person shall have the meaning assigned to such term in Section 5.1.16.2. Board shall have the meaning assigned to such term in the definition of LIBOR Reserve Percentage. Borrower shall mean as set forth in the preamble hereof. Borrowing Base shall mean at any time fifty percent (50%) of the then current market value (based solely on share price) of all capital stock of the Company owned by the Borrower, including shares of capital stock acquired with the proceeds of any Loan. The Borrowing Base as of the Closing Date shall be calculated based upon the information set forth in the Federal Reserve Form U-1 delivered to the Bank pursuant to Section 6.1.12, and thereafter shall be calculated pursuant to the most recent Borrowing Base Certificate delivered pursuant to the terms of this Agreement. Borrowing Base Certificate shall mean a certificate in the form of Exhibit 7.3.5 pursuant to which the Borrower shall compute the Borrowing Base. The Borrower shall deliver the Borrowing Base Certificate at the time specified in Section 7.3.5. Borrowing Date shall mean, with respect to any Loan, the date for the making thereof or the renewal or conversion thereof, which shall be a Business Day. Borrowing Tranche shall mean specified portions of Loans outstanding as follows: (i) any LIBOR Rate SOFR Loans which have the same LIBOR Interest Period under the same Revolving Credit Loan Request by the Borrower shall constitute one Borrowing Tranche, (ii) all LIBOR Advantage Rate Daily SOFR Loans shall constitute one Borrowing Tranche and (iii) all Base Rate ABR Loans shall constitute one Borrowing Tranche.

- 7 - 268139687 Business Day shall mean (a) any day which is neither a Saturday, Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Pittsburgh, Pennsylvania; (b) when such term is used to describe a day on which a borrowing, payment, prepayment or repayment is to be made in respect of a LIBOR Rate Loan, any day which is (i) neither a Saturday or Sunday nor a legal holiday on which commercial banks are authorized or required to be closed in Pittsburgh, Pennsylvania; and (ii) a London Banking Day; and (c) when such term is used to describe a day on which an interest rate determination is to be made in respect of a LIBOR Rate Loan, any day which is a London Banking Day. Change in Law shall mean the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Official Body or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Official Body; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines, interpretations or directives thereunder or issued in connection therewith (whether or not having the force of Law) and (y) all requests, rules, regulations, guidelines, interpretations or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (whether or not having the force of Law), in each case pursuant to Basel III, shall in each case be deemed to be a Change in Law regardless of the date enacted, adopted, issued, promulgated or implemented. Closing Date shall mean July 26, 2018. Commitment Fee shall have the meaning assigned to that term in Section 2.2(b). Company shall mean Moog Inc., a New York corporation. Compliance Certificate shall have the meaning assigned to such term in Section 7.3.4. Conforming Changes means, with respect to either the use or administration of the Benchmark, or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of "Alternate Base Rate," the definition of "Business Day," the addition of a concept of "interest period" or any similar or analogous definition, or the modification of the definition of "interest period" or any similar or analogous definition, the definition of "U.S. Government Securities Business Day," timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Bank decides may be appropriate in connection with the use or administration of the Benchmark or to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Bank in a manner substantially consistent with market practice (or, if the Bank decides that adoption of any portion of such market practice is not administratively feasible or if the Bank determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Bank decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents). Corresponding Tenor with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

- 8 - 268139687 Daily Simple SOFR means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Bank in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining "Daily Simple SOFR" for business loans; provided, that if the Bank decides that any such convention is not administratively feasible for the Bank, then the Bank may establish another convention in its reasonable discretion plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor. Daily Simple SOFR Adjustment means 0.10%. Daily SOFR Loan means a Loan bearing interest based on the Daily SOFR Rate. Daily SOFR Rate means, for any day, a rate per annum equal to Daily Simple SOFR in effect on such day for a one-month Interest Period. Dollar, Dollars, U.S. Dollars and the symbol $ shall mean lawful money of the United States of America. Early Opt-in Election means, if the then-current Benchmark is USD LIBOR, the occurrence of: (1) a determination by the Bank that at least five currently outstanding U.S. dollar-denominated syndicated or bilateral credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such credit facilities are identified in the notice to the Borrower described in clause (2) below and are publicly available for review), and (2) the election by the Bank to trigger a fallback from USD LIBOR and the provision by the Bank of written notice of such election to the Borrower. Event of Default shall mean any of the events described in Section 8.1 and referred to therein as an "Event of Default." Executive Order No. 13224 shall mean the Executive Order No. 13224 on Terrorist Financing, effective September 24, 2001, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. Expiration Date shall mean the earlier of (i) July 26, 2024 October 26, 2025 and (ii) the occurrence of a Termination Event. Federal Funds Rate means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Rate for such day shall be the average of the quotations for such day on such transactions received by the Bank from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

- 9 - 268139687 Floor means 0.00% per annum the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to any Loan based on the LIBOR Rate or the LIBOR Advantage Rate, as applicable. GAAP shall mean generally accepted accounting principles as are in effect from time to time, subject to the provisions of Section 1.3, and applied on a consistent basis both as to classification of items and amounts. Government Securities Business Day means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities. Guarantor shall mean, collectively, the Company and any other Person (if any) that is from time to time party to a Guaranty Agreement (including, without limitation, any Person which joins any Guaranty Agreement and/or this Agreement as a Guarantor after the date hereof) Guaranty of any Person shall mean any obligation of such Person guaranteeing or in effect guaranteeing any liability or obligation of any other Person in any manner, whether directly or indirectly, including any agreement to indemnify or hold harmless any other Person, any performance bond or other suretyship arrangement and any other form of assurance against loss, except endorsement of negotiable or other instruments for deposit or collection in the ordinary course of business. Guaranty Agreement or Guaranty Agreements means, singularly or collectively, as the context may require, any Guaranty and Suretyship Agreement executed and delivered on or after the date hereof by any Person to the Bank with respect to the Obligations or any portion thereof, and any other agreement pursuant to which a Person guarantees the Obligations or any portion thereof, in each case in form and substance satisfactory to the Bank. Hedge Liabilities shall have the meaning assigned to that term in the definition of Bank-Provided Hedge. Hedging Contracts shall mean any interest rate swap agreements, interest rate cap agreements and interest rate collar agreements, or any other agreements or arrangements entered into between any Loan Party and any financial institution subject to the Bank's approval, and designed to protect such Loan Party against fluctuations in interest rates or currency exchange rates. Hedging Obligations shall mean, with respect to any Loan Party, all liabilities of such Loan Party under Hedging Contracts. Indebtedness shall mean, as to any Person at any time, any and all indebtedness, obligations or liabilities (whether matured or unmatured, liquidated or unliquidated, direct or indirect, absolute or contingent, or joint or several) of such Person for or in respect of: (i) borrowed money, (ii) amounts raised under or liabilities in respect of any note purchase or acceptance credit facility, (iii) reimbursement obligations (contingent or otherwise) under any letter of credit or Hedging Contract, (iv) any other transaction (including forward sale or purchase agreements, capitalized leases and conditional sales agreements) having the commercial effect of a borrowing of money entered into by such Person to finance its operations or capital requirements (but not including trade payables and accrued expenses incurred in the ordinary course of business which are not represented by a promissory note or other evidence

- 10 - 268139687 of indebtedness and which are not more than thirty (30) days past due), or (v) any Guaranty of Indebtedness for borrowed money. Indemnified Taxes shall mean all Taxes excluding any Taxes measured by the Bank’s net income (including any branch profits or similar taxes), net profits or gross receipts (including any franchise taxes imposed in lieu thereof). Insolvency Proceeding shall mean, with respect to any Person, (a) a case, action or proceeding with respect to such Person (i) before any court or any other Official Body under any bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or (ii) for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Person or otherwise relating to the liquidation, dissolution, winding-up or relief of such Person, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other, similar arrangement in respect of such Person's creditors generally or any substantial portion of its creditors; undertaken under any Law. Interest Payment Date means (a) with respect to any ABR Loan or Daily SOFR Loan, the last Business Day of each calendar month and the Expiration Date of the Credit Facility under which such Loan was made, and (b) with respect to any SOFR Loan, the last day of the Interest Period therefor and, in the case of any Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at a three-month interval after the first day of such Interest Period, and the Expiration Date of the Credit Facility under which such SOFR Loan was made. Interest Period means, with respect to any applicable Loan, the period commencing on the date of such Loan and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Committed Loan Notice; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Expiration Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.7(d) shall be available for specification in such Committed Loan Notice. For purposes hereof, the date of a Loan initially shall be the date on which such Loan is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period the LIBOR Interest Period or the LA Interest Period, as applicable. Interest Rate Option or Interest Rate Options shall mean, singularly or collectively, as the context may require, the option of the Borrower to have Revolving Credit Loans bear interest at the Alternate Base Rate, the Daily SOFR Rate or Term SOFR, under the terms and conditions set forth in Section 3.1.1 any Base Rate Option, any LIBOR Advantage Rate Option or any LIBOR Rate Option. Internal Revenue Code shall mean the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect. ISDA Definitions means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by

- 11 - 268139687 the International Swaps and Derivatives Association, Inc. or such successor thereto. LA Interest Payment Date means, initially, August 1, 2018, and thereafter the day of each succeeding month which numerically corresponds to such date or, if a month does not contain a day that numerically corresponds to such date, the LA Interest Payment Date shall be the last day of such month. LA Interest Period means, with respect to any LIBOR Advantage Rate Loan, (i) the period commencing on (and including) the Closing Date and ending on (but excluding) the date which numerically corresponds to such date one (1) month later, and thereafter, each one (1) month period ending on the day of such month that numerically corresponds to the Closing Date. If an LA Interest Period is to end in a month for which there is no day which numerically corresponds to the last day of the preceding LA Interest Period, the LA Interest Period will end on the last day of such month. Notwithstanding the date of commencement of any LA Interest Period, interest shall only begin to accrue as of the date the initial LIBOR Advantage Rate Loan is made hereunder. Law shall mean any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree, bond, judgment, authorization or approval, lien or award of or settlement agreement with any Official Body. LIBOR Advantage Rate means, relative to any LA Interest Period, the offered rate for deposits of U.S. Dollars for a term coextensive with the LA Interest Period, reset daily, which the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time for delivery in two London Banking Days. If such day is not a London Banking Day, the LIBOR Advantage Rate shall be determined on the next preceding day which is a London Banking Day. If for any reason the Bank cannot determine such offered rate fixed by the ICE Benchmark Administration the, Bank may, in its sole but reasonable discretion, use an alternative method to select a rate calculated by the Bank to reflect its cost of funds. Notwithstanding anything to the contrary herein, if the LIBOR Advantage Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. LIBOR Advantage Rate Loan or LIBOR Advantage Rate Loans shall mean, singularly or collectively, as the context may require, any Loan which bears interest with reference to the LIBOR Advantage Rate. LIBOR Advantage Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(iii). LIBOR Breakage Fee shall have the meaning assigned to that term in Section 4.4. LIBOR Interest Period shall mean with respect to any LIBOR Rate Loan, (i) initially the period commencing on (and including) the date such Loan is made, continued as or converted into a LIBOR Rate Loan pursuant to Section 2.3 and ending on (but excluding) the day which numerically corresponds to such date one (1), two (2) or three (3) months thereafter, in each case as the Borrower may select in its notice pursuant to Section 2.3 and (ii) thereafter, each subsequent period commencing on the last day of the next preceding LIBOR Interest Period applicable to such LIBOR Rate Loan and ending one (1), two (2) or three (3) months thereafter as selected by the Borrower pursuant to Section 2.3; provided, however, that: (i) LIBOR Interest Periods commencing on the same date for LIBOR Rate Loans comprising part of the same advance under this agreement shall be of the same duration;

- 12 - 268139687 (ii) LIBOR Interest Periods for LIBOR Rate Loans in connection with which the Borrower has or may incur Hedge Liabilities with the Bank shall be of the same duration as the relevant periods set under the applicable Hedging Contracts; (iii) if such LIBOR Interest Period would otherwise end on a day which is not a Business Day, such LIBOR Interest Period shall end on the next following Business Day unless such day falls in the next calendar month, in which case such LIBOR Interest Period shall end on the first preceding Business Day; and (iv) no LIBOR Interest Period may end later than the termination of this Agreement. LIBOR Rate shall mean, relative to any LIBOR Interest Period for a LIBOR Rate Loan, the offered rate for deposits of U.S. Dollars for a term coextensive with the designated LIBOR Interest Period which the ICE Benchmark Administration (or any successor administrator of LIBOR rates) fixes as its LIBOR rate as of 11:00 a.m. London time on the day which is two London Banking Days prior to the beginning of such LIBOR Interest Period. If such day is not a London Banking Day, the LIBOR Rate shall be determined on the next preceding day which is a London Banking Day. If for any reason the Bank cannot determine such offered rate fixed by the ICE Benchmark Administration, the Bank may, in its sole but reasonable discretion, use an alternative method to select a rate calculated by the Bank to reflect its cost of funds. Notwithstanding anything to the contrary herein, if the LIBOR Rate determined as provided above would be less than zero, such rate shall be deemed to be zero for purposes of this Agreement. LIBOR Rate Loan or LIBOR Rate Loans shall mean, singularly or collectively, as the context may require, the Loans for the period(s) when the rate of interest applicable to such Loans is calculated by reference to the Adjusted LIBOR Rate in the manner set forth herein. LIBOR Rate Option shall mean the option of the Borrower to have Revolving Credit Loans bear interest at the rate and under the terms and conditions set forth in Section 3.1.1(i). LIBOR Reserve Percentage means, relative to any day of any LIBOR Interest Period, the maximum aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements (including all basic, emergency, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) under any regulations of the Board of Governors of the Federal Reserve System (the "Board") or other governmental authority having jurisdiction with respect thereto as issued from time to time and then applicable to assets or liabilities consisting of "Eurocurrency Liabilities", as currently defined in Regulation D of the Board, having a term approximately equal or comparable to such LIBOR Interest Period. Lien shall mean any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing). Loan Documents shall mean this Agreement, the Guaranty Agreements, the Notes, agreements related to Bank-Provided Hedges, and any other instruments, certificates or documents delivered or contemplated to be delivered hereunder or thereunder or in connection herewith or therewith, as the same may be supplemented or amended from time to time in accordance herewith or therewith, and Loan Document shall mean any of the Loan Documents. For purposes of clarity, “Loan Documents” shall

- 13 - 268139687 not include the Moog Loan Agreement or any Loan Document (as such term is defined in the Moog Loan Agreement). Loan Parties shall collectively mean the Borrower and the Guarantors and Loan Party shall separately mean the Borrower or each Guarantor. Loans shall mean collectively and Loan shall mean separately all Revolving Credit Loans and any Revolving Credit Loan. London Banking Day shall mean a day on which dealings in U.S. dollar deposits are transacted in the London interbank market. Material Adverse Change shall mean any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect whatsoever upon the validity or enforceability of this Agreement or any other Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, properties, assets, financial condition, or results of operations of any Loan Party, (c) impairs materially or could reasonably be expected to impair materially the ability of any Loan Party to duly and punctually pay or perform its Obligations, or (d) impairs materially or could reasonably be expected to impair materially the ability of the Bank, to the extent permitted, to enforce its legal remedies pursuant to this Agreement or any other Loan Document. Month, shall mean, with respect to a LIBOR Interest Period, the interval between the days in consecutive calendar months numerically corresponding to the first day of such LIBOR Interest Period. If any LIBOR Interest Period begins on a day of a calendar month for which there is no numerically corresponding day in the month in which such LIBOR Interest Period is to end, the final month of such LIBOR Interest Period shall be deemed to end on the last Business Day of such final month. Moog Loan Agreement shall mean that certain Fourth Amended and Restated Loan Agreement, dated as of March 28, 2013, by and among the Company, certain subsidiaries of the Company party thereto from time to time, the Bank and the other lenders party thereto from time to time, HSBC Bank USA, National Association, as administrative agent, swingline lender and issuing bank, Manufacturers and Traders Trust Company, as lead syndication agent, Bank of America, N.A. and JPMorgan Chase Bank, N.A., as co-syndication agents and the Bank, as documentation agent, as further amended, restated, modified or supplemented from time to time. Note or Notes shall mean, singularly or collectively, as the context may require, the Revolving Credit Note and/or any other note or notes of the Borrower executed and delivered pursuant to this Agreement, together with all extensions, renewals, refinancings or refundings in whole or in part, as amended, restated, modified or supplemented from time to time. Notices shall have the meaning assigned to that term in Section 9.5. Obligations shall mean, collectively (A) any obligation or liability of any Loan Party to the Bank or any of its Affiliates, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes and any other Loan Document, including all loans, advances, debts, liabilities, obligations, covenants and duties owing by any Loan Party to the Bank or any of its Affiliates, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, under or in connection with this Agreement, the Notes and any other Loan Document, (B) liabilities to the Bank under any Bank-Provided Hedge (but not including the liabilities to other Persons under any other Hedging

- 14 - 268139687 Contract), and (C) any liabilities to the Bank or any Affiliate of the Bank under any Other Bank Provided Financial Service Product. Official Body shall mean the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including, without limitation, the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing). Other Bank Provided Financial Service Product shall mean agreements or other arrangements under which the Bank or any Affiliate of the Bank provides any of the following products or services to the Borrower: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH Transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) foreign currency exchange. Permitted Liens shall mean: (i) Liens for taxes, assessments, or similar charges, incurred in the ordinary course of business and which are not yet due and payable; (ii) Liens, security interests and mortgages in favor of the Bank or any affiliate of the Bank securing the Obligations including liabilities under any Bank-Provided Hedge and any Other Bank Provided Financial Services Product; and (iii) The following, (A) if the validity or amount thereof is being contested in good faith by appropriate and lawful proceedings diligently conducted so long as levy and execution thereon have been stayed and continue to be stayed or (B) if a final judgment is entered and such judgment is discharged within thirty (30) days of entry, and in either case they do not, in the aggregate, materially impair the ability of the Borrower to perform its Obligations hereunder or under the other Loan Documents: (1) Claims or Liens for taxes, assessments or charges due and payable and subject to interest or penalty, provided that the Borrower maintains such reserves or other appropriate provisions as shall be required by GAAP and pays all such taxes, assessments or charges forthwith upon the commencement of proceedings to foreclose any such Lien; (2) Claims, Liens or encumbrances upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute on the merits; (3) statutory nonconsensual Liens; or (4) Liens resulting from final judgments or orders described in Section 8.1.6. Person shall mean any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

- 15 - 268139687 Potential Default shall mean any event or condition which with notice or passage of time, or any combination of the foregoing, would constitute an Event of Default. Prime Rate shall mean a rate per annum equal to the rate of interest announced by the Bank in Pittsburgh, Pennsylvania, from time to time as its "Prime Rate". Any change in the Prime Rate shall be effective immediately from and after such change in the Prime Rate. Interest accruing by reference to the Prime Rate shall be calculated on the basis of actual days elapsed and a three hundred sixty-five (365) or three hundred sixty-six (366) day year. The Borrower acknowledge that the Bank may make loans to its customers above, at or below the Prime Rate. Principal Office shall mean the designated office of the Bank located at 525 William Penn Place, Pittsburgh, Pennsylvania 15219 or such other office of the Bank as the Bank may designate in writing from time to time. Reference Time with respect to any setting of the then-current Benchmark means (1) if such Benchmark is USD LIBOR, 11:00 a.m. (London time) on the day that is two London banking days preceding the date of such setting, and (2) if such Benchmark is not USD LIBOR, the time determined by the Bank in its reasonable discretion. Regulation U shall mean Regulation U as promulgated by the Board of Governors of the Federal Reserve System, as amended from time to time, and all official rulings and interpretations thereunder or thereof. Regulations shall have the meaning specified in Section 8.15.1. Relevant Governmental Body means the Board of Governors of the Federal Reserve Board System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto. Revolving Credit Commitment shall mean Thirty-Five Million and 00/100 Dollars ($35,000,000.00). Revolving Credit Loan Request shall have the meaning given to such term in Section 2.3.1. Revolving Credit Loans shall mean collectively and Revolving Credit Loan shall mean separately all Revolving Credit Loans or any Revolving Credit Loan made by the Bank to the Borrower pursuant to Section 2.1. Revolving Credit Note shall mean the Revolving Credit Note of the Borrower in substantially the form of Exhibit 1.1(R) evidencing the Revolving Credit Loans together with all amendments, extensions, renewals, replacements, refinancings or refundings thereof in whole or in part. Revolving Facility Usage shall mean at any time the sum of the principal amount of the Revolving Credit Loans outstanding. SOFR means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published as administered by the SOFR Administrator on the SOFR Administrator's Website on the immediately succeeding Business Day on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for

- 16 - 268139687 the secured overnight financing rate identified as such by the SOFR Administrator from time to time). SOFR Administrator means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate). SOFR Administrator's Website means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time. SOFR Loan means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of "Alternate Base Rate" or the definition of "Daily SOFR Rate." Standard & Poor's shall mean Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. Subsidiary of any Person at any time means any corporation, trust, partnership, limited liability company or other business entity (i) of which more than fifty percent (50%) of the outstanding voting securities or other interests normally entitled to vote for the election of one or more directors or trustees (regardless of any contingency which does or may suspend or dilute the voting rights) is at such time owned directly or indirectly by such Person or one or more of such Person's Subsidiaries, or (ii) which is controlled or capable of being controlled by such Person or one or more of such Person's Subsidiaries. Taxes shall mean any federal, state, local or foreign net or gross income, gross receipts, turnover, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs, duties, export taxes and withholdings, exchange control mandatory differentials, mandatory savings, capital stock, franchise, profits, withholding, social security (or similar), unemployment, supplementary, retirement system, disability, real property, personal property, sales, use, transfer, registration, value added, recording, intangible, documentary, goods and services, ad valorem, net proceeds, net worth, special assessments, workers' compensation, utility, production, gains, alternative or add-on minimum, estimated, or other tax of any kind whatsoever. Term SOFR means, for the applicable Corresponding Tenor as of the applicable Reference Time, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. Term SOFR means a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the "Term SOFR Determination Day") that is two (2) Government Securities Business Days prior to the first day of such Interest Period as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day, plus (ii) the Term SOFR Adjustment, and (b) the Floor. Term SOFR Adjustment means 0.10%.

- 17 - 268139687 Term SOFR Administrator means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Bank in its reasonable discretion). Term SOFR Determination Day has the meaning specified in the definition “Term SOFR.” Term SOFR Reference Rate means the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Bank from time to time). Termination Event shall mean the occurrence of any event whereby (i) the Bank is no longer a party to the Moog Loan Agreement, or (ii) the Moog Loan Agreement terminates or otherwise ceases to be in full force and effect, unless such termination or cessation is in connection with the refinancing thereof pursuant to an agreement whereby the Bank is a party thereto. Trust Agreement shall mean that certain Moog Inc. Stock Employee Compensation Trust Agreement (2014 Restatement), effective as of August 13, 2014, between the Company and G. Wayne Hawk, as trustee, as further amended, restated, modified or supplemented from time to time. Trustee shall mean Robert T. Brady, an individual, as successor to G. Wayne Hawk, or any other successor trustee validly appointed to serve as trustee of the Borrower. Unadjusted Benchmark Replacement means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment. USA Patriot Act shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56, as the same has been, or shall hereafter be, renewed, extended, amended or replaced. USD LIBOR means the London interbank offered rate for U.S. dollars as set forth in the definition of "LIBOR Rate" and/or "LIBOR Advantage Rate", as applicable. Website Posting shall have the meaning specified in Section 9.5. Withholding Certificate shall have the meaning specified in Section 9.15.1. 1.2 Construction. Unless the context of this Agreement otherwise clearly requires, the following rules of construction shall apply to this Agreement and each of the other Loan Documents: 1.2.1. References to Borrower. Any and all references to the Borrower contained in any representation or covenant of the Borrower hereunder shall be a representation or covenant with respect to each and every Borrower, both individually and collectively; 1.2.2. Number; Inclusion. References to the plural include the singular, the plural, the part and the whole; "or", when the circumstances would prescribe, has the inclusive meaning represented by the phrase "and/or," and "including" has the meaning represented by the phrase "including without limitation"; 1.2.3. Determination. References to "determination" of or by the Bank shall be deemed to include good-faith estimates by the Bank (in the case of quantitative determinations) and good-faith

- 18 - 268139687 beliefs by the Bank (in the case of qualitative determinations) and such determination shall be conclusive absent manifest error; 1.2.4. Bank's Discretion and Consent. Whenever the Bank is granted the right herein to act or make a determination in its discretion, sole discretion, sole and absolute discretion or to grant or withhold consent such right shall be exercised in good faith; 1.2.5. Documents Taken as a Whole. The words "hereof," "herein," "hereunder," "hereto" and similar terms in this Agreement or any other Loan Document refer to this Agreement or such other Loan Document as a whole and, unless otherwise specified herein, not to any particular provision of this Agreement or such other Loan Document; 1.2.6. Headings. The section and other headings contained in this Agreement or such other Loan Document and the Table of Contents (if any), preceding this Agreement or such other Loan Document are for reference purposes only and shall not control or affect the construction of this Agreement or such other Loan Document or the interpretation thereof in any respect; 1.2.7. Implied References to this Agreement. Article, section, subsection, clause, schedule and exhibit references are to this Agreement or other Loan Documents, as the case may be, unless otherwise specified; 1.2.8. Persons. Reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement or such other Loan Document, as the case may be, and reference to a Person in a particular capacity excludes such Person in any other capacity; 1.2.9. Modifications to Documents. Reference to any agreement (including this Agreement and any other Loan Document together with the schedules and exhibits hereto or thereto), document or instrument means such agreement, document or instrument as amended, modified, replaced, substituted for, superseded or restated; 1.2.10. From, To and Through. Relative to the determination of any period of time, "from" means "from and including," "to" means "to but excluding," and "through" means "through and including"; and 1.2.11. Shall; Will. References to "shall" and "will" are intended to have the same meaning. 1.2.12. Time References. Unless otherwise specified, all references herein to times of day shall constitute references to Eastern Time. 1.2.13. References to Borrower. All references to the term "Borrower" set forth herein or in any other Loan Document shall refer to Moog Inc. Stock Employee Compensation Trust (as a distinct legal entity) and/or the Trustee, acting not in any individual capacity but solely in his/her/its capacity as trustee of Moog Inc. Stock Employee Compensation Trust, as the context may require based on the provisions set forth herein, applicable law and the terms of the Trust Agreement. 1.3 Accounting Principles. Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to

- 19 - 268139687 such terms by GAAP; provided, however, that all accounting terms used in Section 7.2 (and all defined terms used in the definition of any accounting term used in Section 7.2 shall have the meaning given to such terms (and defined terms) under GAAP as in effect on the date hereof applied on a basis consistent with those used in preparing the financial statements referred to in Section 5.1.7. In the event of any change after the date hereof in GAAP, and if such change results in the inability to determine compliance with the financial covenants set forth in Section 7.2, if any, based upon the applicable Loan Party's regularly prepared financial statements by reason of the preceding sentence, then the parties hereto agree to endeavor, in good faith, to agree upon an amendment to this Agreement that would adjust such financial covenants in a manner that would not affect the substance thereof, but would allow compliance therewith to be determined in accordance with any Loan Party's financial statements at that time. 1.4 Rates Generally. The Bank does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes. The Bank and its affiliates or other related entities may engage in transactions that affect the calculation of the Alternate Base Rate, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Bank does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions. The Bank may select information sources or services in its reasonable discretion to ascertain the Alternate Base Rate, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service. 2. REVOLVING CREDIT FACILITIES 2.1 Revolving Credit Commitments. Subject to the terms and conditions hereof and relying upon the representations and warranties set forth herein and in the other Loan Documents, the Bank agrees to make Revolving Credit Loans to the Borrower at any time or from time to time on or after the date hereof to the Expiration Date provided that after giving effect to any such Revolving Credit Loan (i) the Revolving Facility Usage shall not exceed the Revolving Credit Commitment and (ii) the Revolving Credit Loans outstanding shall not exceed the Borrowing Base. Within such limits of time and amount and subject to the other provisions of this Agreement, the Borrower may borrow, repay and reborrow pursuant to this Section 2.1. 2.2 Fees. (a) The Borrower shall pay to the Bank, on or before the Closing Date, a non- refundable closing fee with respect to the Revolving Credit Commitment in the amount of Five Thousand and 00/100 Dollars ($5,000.00).

- 20 - 268139687 (b) Accruing from the date hereof until the Expiration Date, the Borrower agrees to pay to the Bank, as consideration for the Revolving Credit Commitment hereunder, a nonrefundable commitment fee (the "Commitment Fee") equal to 0.275% per annum (computed on the basis of a year of 360 days and actual days elapsed) on the average daily difference between the amount of (i) the Revolving Credit Commitment and the (ii) the Revolving Facility Usage. All Commitment Fees shall be payable in arrears on October 1, 2018 and on the first (1st) day of each fiscal quarter thereafter and on the Expiration Date or upon acceleration of the Revolving Credit Note. 2.3 Revolving Credit Loan Requests. 2.3.1. Except as otherwise provided herein and subject to the terms and conditions hereof, with respect to the Revolving Credit Loans, the Borrower may from time to time prior to the Expiration Date: (i) request the Bank to make a LIBOR Rate SOFR Loan, a LIBOR Advantage Rate Daily SOFR Loan or an Base Rate ABR Loan; (ii) request the Bank to renew an existing LIBOR Rate SOFR Loan; (iii) request the Bank to convert an existing LIBOR Rate SOFR Loan or LIBOR Advantage Rate Daily SOFR Loan to an Base Rate ABR Loan; (iv) request the Bank to convert an existing LIBOR Advantage Rate Daily SOFR Loan to an Base Rate ABR Loan or a LIBOR Rate SOFR Loan; or (v) request the Bank to convert an existing Base Rate ABR Loan to a LIBOR Rate SOFR Loan or a LIBOR Advantage Rate Daily SOFR Loan. Each such request by the Borrower shall be made by delivering to the Bank within the times set forth in Section 2.3.2 hereof a duly completed request thereof substantially in the form of Exhibit 2.3.1 or a request by telephone immediately confirmed in writing by letter, facsimile or telex in such form (each, a "Revolving Credit Loan Request"), it being understood that the Bank may rely on the authority of any Authorized Representative making such a telephonic request without the necessity of receipt of such written confirmation. 2.3.2. Each Revolving Credit Loan Request under Section 2.3.1 shall be delivered, made and confirmed no later than 1:00 p.m.: (i) not less than the second (2nd) Business Day nor more than the fifth (5th) Business Day prior to the proposed Borrowing Date with respect to the making or renewal of Revolving Credit Loans to which the LIBOR Rate Option Term SOFR applies and/or the conversion of Revolving Credit Loans from Base Rate ABR Loans or LIBOR Advantage Rate Daily SOFR Loans to LIBOR Rate SOFR Loans; (ii) the proposed Borrowing Date with respect to the making of or conversion to a Revolving Credit Loan to which the Base Rate Option Alternate Base Rate or the LIBOR Advantage Rate Option Daily SOFR Rate applies; or (iii) the last day of the preceding LIBOR Interest Period with respect to the conversion of Revolving Credit Loans from LIBOR Rate SOFR Loans to Base Rate ABR Loans or LIBOR Advantage Rate Daily SOFR Loans.

- 21 - 268139687 2.3.3. Notwithstanding anything to the contrary contained herein, no portion of the outstanding principal amount of any LIBOR Rate SOFR Loan may be converted to a LIBOR Rate SOFR Loan of a different duration or an Base Rate ABR Loan or a LIBOR Advantage Rate Daily SOFR Loan if such LIBOR Rate SOFR Loan relates to any Hedging Obligation. Each Revolving Credit Loan Request shall be irrevocable and shall specify (i) the proposed Borrowing Date; (ii) the aggregate amount of the proposed Revolving Credit Loans comprising each Borrowing Tranche, which shall be in integral multiples of Twenty-Five Thousand and 00/100 Dollars ($25,000.00) and not less than Fifty Thousand and 00/100 Dollars ($50,000.00) for each Borrowing Tranche to which the LIBOR Rate Option Term SOFR applies, and (iii) whether the LIBOR Rate Option, the LIBOR Advantage Rate Option or the Base Rate Option Term SOFR, the Daily SOFR Rate or the ABR Rate shall apply to the proposed Revolving Credit Loans comprising the applicable Borrowing Tranche. Each such request by the Borrower for the making of a Revolving Credit Loan shall only be advanced upon the satisfaction of requirements listed in Section 6.2. 2.4 Making Revolving Credit Loans. The Bank shall, after receipt by it of a Revolving Credit Loan Request pursuant to Section 2.3, and subject to Section 6.2, fund such Revolving Credit Loan to the Borrower in U.S. Dollars and immediately available funds at the Principal Office prior to 11:00 a.m. on the Borrowing Date. 2.5 Revolving Credit Note. The obligation of the Borrower to repay the aggregate unpaid principal amount of the Revolving Credit Loans made to them by the Bank, together with interest thereon, shall be evidenced by the Revolving Credit Note dated the Closing Date payable to the order of the Bank in a face amount equal to the Revolving Credit Commitment. 2.6 Use of Proceeds. The proceeds of the Revolving Credit Loans shall be used by the Borrower to purchase Class B common stock of the Company and to pay transaction costs and expenses incurred in connection herewith. 3. INTEREST RATES. 3.1 Interest Rate Options. The Borrower shall pay interest in respect of the outstanding unpaid principal amount of the Loans at the rates set forth below, it being understood that, subject to the provisions of this Agreement, the Borrower may select different Interest Rate Options to apply simultaneously to the Revolving Credit Loans comprising different Borrowing Tranches and may convert to or renew one or more Interest Rate Options with respect to all or any portion of the Revolving Credit Loans comprising any Borrowing Tranche, provided that there shall not be at any one time outstanding more than ten (10) Borrowing Tranches in the aggregate among all of the Loans. If at any time the designated rate applicable to any Loan exceeds the Bank's highest lawful rate, the rate of interest on such Loan shall be limited to the Bank's highest lawful rate. 3.1.1. Interest Rate Options. The Borrower shall have the right to select from the following Interest Rate Options applicable to the Revolving Credit Loans: (i) Term LIBOR SOFR Rate Option: A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the LIBOR Rate Term SOFR plus two and one-eighth of one percent (2.125%); (ii) Alternate Base Rate Option. A rate per annum (computed on the basis of a year of three hundred sixty-five (365) or three hundred sixty-six (366) days, as applicable, and actual days elapsed) equal to the Alternate Base Rate; or

- 22 - 268139687 (iii) LIBOR Advantage Daily SOFR Rate Option: A rate per annum (computed on the basis of a year of three hundred sixty (360) days and actual days elapsed) equal to the LIBOR Advantage Daily SOFR Rate plus two and one-eighth of one percent (2.125%). 3.1.2. Automatic Rollover. Subject to the terms hereof, upon the expiration of a LIBOR an Interest Period for a SOFR Loan, the applicable LIBOR Rate SOFR Loan shall automatically be continued as a LIBOR Rate SOFR Loan for the same LIBOR Interest Period at the then current Aapplicable Rrate and in an amount equal to the principal amount of the expiring LIBOR Rate SOFR Loan less any principal repayments made by the Borrower, if any. Subject to the terms hereof, upon the expiration of an LA Interest Period for a Daily SOFR Loan, the applicable LIBOR Advantage Rate Daily SOFR Loan shall automatically be continued as a LIBOR Advantage Rate Daily SOFR Loan at the then current Aapplicable Rrate and in an amount equal to the principal amount of the expiring LIBOR Advantage Rate Daily SOFR Loan less any principal repayments made by the Borrower, if any. 3.1.3. Rate Quotations. The Borrower may call the Bank on or before the date on which a Revolving Credit Loan Request is to be delivered to receive an indication of the rates then in effect, but it is acknowledged that such projection shall not be binding on the Bank nor affect the rate of interest which thereafter is actually in effect when the election is made. 3.2 Interest After Default. To the extent permitted by Law, upon the occurrence of an Event of Default and until such time such Event of Default shall have been cured or waived, the Borrower may not select, convert to or renew a LIBOR Rate SOFR Loan or LIBOR Advantage Rate Daily SOFR Loan and each Borrowing Tranche to which the LIBOR Rate Option Term SOFR or the LIBOR Advantage Daily SOFR Rate Option applies shall automatically convert to an Base Rate ABR Loan at the end of the applicable LIBOR Interest Period or LA Interest Period for such SOFR Loan or Daily SOFR Loan, as applicable; and: 3.2.1. Interest Rates. The rate of interest for each Loan otherwise applicable pursuant to Section 3.1, shall be increased by three percent (3.0%) per annum; 3.2.2. Other Obligations. Each other Obligation hereunder if not paid when due shall bear interest at a rate per annum equal to the sum of (i) the Alternate Base Rate plus (ii) an additional three percent (3.0%) per annum from the time such Obligation becomes due and payable and until it is paid in full; and 3.2.3. Acknowledgment. The Borrower acknowledge that the increase in rates referred to in this Section 3.2 reflects, among other things, the fact that such Loans or other amounts have become a substantially greater risk given their default status and that the Bank is entitled to additional compensation for such risk; and all such interest shall be payable by the Borrower upon demand by the Bank. 3.3 Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. The Bank will promptly notify the Borrower of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR. 3.4 Inability to Determine Rates. Subject to Section 3.7, if, on or prior to the first day of any Interest Period for any SOFR Loan or prior to setting the daily interest rate for a Daily SOFR Loan:

- 23 - 268139687 (a) the Bank determines (which determination shall be conclusive and binding absent manifest error) that "Term SOFR" cannot be determined pursuant to the definition thereof, or (b) the Bank determines that for any reason in connection with any request for a SOFR Loan or a Daily SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan or the Daily SOFR Rate with respect to a proposed Daily SOFR Loan does not adequately and fairly reflect the cost to the Bank of funding such Loan, the Bank will promptly so notify the Borrower. Upon notice thereof by the Bank to the Borrower, any obligation of the Bank to make or maintain SOFR Loans or Daily SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans or Daily SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Bank revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Interest Periods) or Daily SOFR Loans or, failing that, the Borrower will be deemed to have converted any such request into a request for a Loan of or conversion to ABR Loans in the amount specified therein and (ii) (X) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Loans at the end of the applicable Interest Period and (Y) each Daily SOFR Loan will be immediately converted into an ABR Loan. Upon any such conversion, the Borrower shall also pay accrued interest on the amount so converted, together with any additional amounts required pursuant to Section 3.5. Subject to Section 3.7, if the Bank determines (which determination shall be conclusive and binding absent manifest error) that "Term SOFR" cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Loans shall be determined by the Bank without reference to clause (c) of the definition of "Alternate Base Rate" until the Bank revokes such determination. 3.5 Compensation for Losses. In the event of (a) the payment or prepayment of any principal of any SOFR Loan other than on the last day of the Interest Period applicable thereto whether voluntary, mandatory, automatic, by reason of acceleration (including as a result of an Event of Default), (b) the conversion of any SOFR Loan other than on the last day of the Interest Period applicable thereto (including as a result of an Event of Default), (c) the failure to borrow, convert, continue or prepay any SOFR Loan on the date specified in any notice delivered pursuant hereto, then, in any such event, the Borrower shall compensate the Bank for any loss, cost and expense attributable to such event, including any loss, cost or expense arising from the liquidation or redeployment of funds. A certificate of the Bank setting forth any amount or amounts that the Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay the Bank the amount shown as due on any such certificate within ten (10) days after receipt thereof. 3.6 Illegality. If the Bank determines that any Law has made it unlawful, or that any Official Body has asserted that it is unlawful, for the Bank to make, maintain or fund Loans whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by the Bank to the Borrower, (a) any obligation of the Bank to make or maintain SOFR Loans or Daily SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Loans to SOFR Loans or Daily SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Loans shall, if necessary to avoid such illegality, be determined by the Bank without reference to clause (c) of the definition of "Alternate Base Rate", in each case until the Bank notifies the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from the Bank, prepay or, if applicable, convert all SOFR Loans and Daily SOFR Loans to ABR Loans (the interest rate on which ABR Loans of the Bank shall, if necessary to avoid such illegality, be determined by the Bank without

- 24 - 268139687 reference to clause (c) of the definition of "Alternate Base Rate"), on the last day of the Interest Period therefor in the case of SOFR Loans and immediately in the case of Daily SOFR Loans, if the Bank may lawfully continue to maintain such Loans to such day, or immediately, if the Bank may not lawfully continue to maintain such Loans to such day, and (ii) if necessary to avoid such illegality, the Bank shall during the period of such suspension compute the Alternate Base Rate without reference to clause (c) of the definition of "Alternate Base Rate" in each case until the Bank determines that it is no longer illegal for the Bank to determine or charge interest rates based upon SOFR or Term SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.5. 3.7 Benchmark Replacement Setting. (a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and a Hedge Agreement shall be deemed not to be a "Loan Document" for purposes of this Section 3.7), if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of "Benchmark Replacement" for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (eastern time) on the date notice of such Benchmark Replacement is provided to the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document. (b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Bank will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document. (c) Notices; Standards for Decisions and Determinations. the Bank will promptly notify the Borrower of (i) the occurrence of a Benchmark Transition Event or the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. the Bank will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.7(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section 3.7, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 3.7. (d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR

- 25 - 268139687 Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then (i) the Bank may modify the definition of "Interest Period" (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement), or (B) is not, or is no longer, subject to an announcement that is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the definition of "Interest Period" (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor. (e) Benchmark Unavailability Period. Upon the Borrower's receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans or Daily SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to ABR Loans. During a Benchmark Unavailability Period at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Alternate Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the Alternate Base Rate. 4. PAYMENTS 4.1 Payments. All payments and prepayments to be made in respect of principal, interest, Commitment Fees, or other fees or amounts due from the Borrower hereunder shall be payable prior to 11:00 a.m. on the date when due without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrower, and without set-off, counterclaim or other deduction of any nature, and an action therefor shall immediately accrue. Such payments shall be made to the Bank at the Principal Office in U.S. Dollars and in immediately available funds. The Bank's statement of account, ledger or other relevant record shall, in the absence of manifest error, be conclusive as the statement of the amount of principal of and interest on the Loans and other amounts owing under this Agreement and shall be deemed an "account stated." 4.2 Interest and Principal Payment Dates. Interest on LIBOR Rate the Loans shall be due and payable on the applicable Interest Payment Date last day of each LIBOR Interest Period for those Loans and on the Expiration Date or upon acceleration of the Notes. Interest on LIBOR Advantage Rate Loans shall be due and payable on each LA Interest Payment Date and on the Expiration Date or upon acceleration of the Notes. Interest on Base Rate Loans shall be due and payable in arrears on the first day of each calendar month after the date hereof and on the Expiration Date or upon acceleration of the Notes. Interest on the principal amount of each Loan or other monetary Obligation shall be due and payable on demand after such principal amount or other monetary Obligation becomes due and payable (whether on the stated maturity date, upon acceleration or otherwise). If not sooner paid, the Borrower shall repay the Revolving Credit Loans together with all outstanding interest thereon on the Expiration Date. 4.3 Prepayments. 4.3.1. Voluntary Prepayments of LIBOR Advantage Rate Daily SOFR Loans and Base Rate ABR Loans. Subject to the provisions of this Section 4.3, the Borrower shall have the right, at its option, from time to time, to prepay the Base Rate ABR Loans or the LIBOR Advantage Rate Daily SOFR Loans, in whole or in part, on any date prior to the Expiration Date; provided, however, the Borrower shall

- 26 - 268139687 give the Bank at least three (3) days prior written notice of the Borrower's intention to make such prepayment and of (i) the date, which shall be a Business Day, on which the proposed prepayment is to be made and (ii) the total principal amount of such prepayment; provided, further, the Borrower shall pay to the Bank all interest accrued on the outstanding principal balance of the applicable Base Rate ABR Loans or the LIBOR Advantage Rate Daily SOFR Loans to the date of such prepayment and all other fees, costs and charges required to be paid by the Borrower to and for the benefit of the Bank. If the Borrower prepays the Loans in part but fails to specify the Interest Rate Option that it is prepaying, such prepayment shall first be applied to Base Rate ABR Loans, then to LIBOR Advantage Rate Daily SOFR Loans and then to LIBOR Rate SOFR Loans. All partial prepayments shall be applied to any installments due on the Loans in the inverse order of their respective due dates. 4.3.2. Voluntary Prepayments of LIBOR Rate SOFR Loans. When classified as a LIBOR Rate SOFR Loan, such LIBOR Rate SOFR Loan may be prepaid upon the terms and conditions set forth herein. The Borrower acknowledges that additional obligations may be associated with any such prepayment under the terms and conditions of any applicable Hedging Contracts. The Borrower shall give the Bank, no later than 10:00 a.m. at least four (4) Business Days' notice of any proposed prepayment of the applicable LIBOR Rate SOFR Loan, specifying (i) the date, which shall be a Business Day, on which the proposed prepayment is to be made and (ii) the total principal amount of such prepayment. Each partial prepayment of the principal amount of the applicable LIBOR Rate SOFR Loan shall be accompanied by the payment of all charges outstanding on the LIBOR Rate SOFR Loan (including any fees relating to such payment pursuant to Section 3.5 the LIBOR Breakage Fee) and of all accrued interest on the principal repaid to the date of payment. All partial prepayment shall be applied to any installments due on the Loans in the inverse order of their respective due dates. 4.3.3. Mandatory Prepayments. Whenever the Revolving Facility Usage exceeds the Borrowing Base, the Borrower shall make, within seven (7) days after the Borrower learns of such excess and whether or not the Bank has given notice to such effect, a mandatory prepayment of principal equal to the excess of the Revolving Facility Usage over the Borrowing Base, together with accrued interest on such principal amount. If Borrower fails to specify the applicable Interest Rate Option to which any such prepayment shall apply, all prepayments required pursuant to this Section 4.3.3 shall first be applied among the Interest Rate Options first to the principal amount of the Loans subject to the Alternate Base Rate Option, then to the principal amount of the Loans subject to the LIBOR Advantage Daily SOFR Rate Option, and then to the principal amount of the Loans subject to Term SOFR (including any fees relating to such payment pursuant to Section 3.5) the LIBOR Rate Option. 4.4 LIBOR Breakage Fees. The Borrower acknowledge that prepayment or acceleration of a LIBOR Rate Loan during a LIBOR Interest Period shall result in the Bank incurring additional costs, expenses and/or liabilities and that it is extremely difficult and impractical to ascertain the extent of such costs, expenses and/or liabilities. Therefore, upon prepayment of a LIBOR Rate Loan on any day that is not the last day of the relevant LIBOR Interest Period (regardless of the source of such prepayment and whether voluntary, by acceleration or otherwise), the Borrower shall pay within five (5) Business Days of receipt of the certificate described in the paragraph below, in addition to all other sums then owing, an amount (the "LIBOR Breakage Fee") as calculated by the Bank, equal to the amount of any losses, expenses and liabilities (including without limitation any loss of margin and anticipated profits) that the Bank may sustain as a result of such default or payment. The Borrower understand, agree and acknowledge the following: (1) the Bank does not have any obligation to purchase, sell and/or match funds in connection with the use of the LIBOR Rate as a basis for calculating the rate of interest on any LIBOR Rate Loan, (2) the LIBOR Rate may be used merely as a reference in determining such rate, and (3) the Borrower have accepted the LIBOR Rate as a reasonable and fair basis for calculating such rate, the LIBOR Breakage Fee, and other funding losses incurred by the Bank. The Borrower further agree to pay the LIBOR Breakage Fee and other funding losses, if any, whether or not the Bank elects to purchase, sell and/or match funds.

- 27 - 268139687 A certificate as to the amount of the LIBOR Breakage Fee submitted by the Bank to the Borrower in good faith shall, in the absence of manifest error, be conclusive and binding for all purposes. In addition to the LIBOR Breakage Fee, the Borrower agree to reimburse the Bank (without duplication) for any increase in the cost to the Bank, or reduction in the amount of any sum receivable by the Bank, in respect, or as a result of: (i) any conversion or repayment or prepayment of the principal amount of the applicable LIBOR Rate Loan on a date other than the scheduled last day of such LIBOR Rate Loan's LIBOR Interest Period, whether pursuant to Section 2.3, Section 4.1, Section 4.3, Section 4.8 or otherwise; (ii) any costs associated with marking to market any Hedge Liabilities that in the reasonable determination of the Bank are required to be terminated as a result of any conversion, repayment or prepayment of the principal amount of the applicable LIBOR Rate Loan on a date other than the scheduled last day of such LIBOR Rate Loan's LIBOR Interest Period, whether pursuant to Section 2.3, Section 4.1, Section 4.3, Section 4.8 or otherwise; The Bank shall promptly notify the Borrower in writing of the occurrence of any such event, such notice to state, in reasonable detail, the reasons therefor and the additional amount required fully to compensate the Bank for such increased cost or reduced amount. Such additional amounts shall be payable by the Borrower to the Bank within five (5) Business Days of its receipt of such notice, and such notice shall, absent manifest error, be conclusive and binding on the Borrower. 4.5 LIBOR Rate Lending Unlawful. If the Bank shall determine (which determination shall, upon notice thereof to the Borrower be conclusive and binding on the Borrower) that the introduction of or any change in or in the interpretation of any Law or other rule, regulation or guideline (whether or not having the force of law) makes it unlawful, or any Official Body, central bank or other governmental authority asserts that it is unlawful, for the Bank to make, continue or maintain any Loan as a LIBOR Rate Loan, then any such LIBOR Rate Loan shall, upon such determination, forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current LIBOR Interest Periods with respect thereto or sooner, if required by such law and assertion. 4.64.4 Increased Costs. If any Change in Law: (i) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System of the United States) against assets of, deposits with or for the account of, or credit extended by, the Bank or shall impose on the Bank or on the London interbank market any other condition affecting any Loan or its obligation to make any Loan; or (ii) shall impose on Bank any other condition affecting any Loan or its obligation to make any Loan, and the result of any of the foregoing is to increase the cost to the Bank of making or maintaining any such Loan, or to reduce the amount of any sum received or receivable by the Bank under this Agreement with respect thereto, by an amount deemed by the Bank to be material, then, within five (5) Business Days after written demand by the Bank, the Borrower shall pay to the Bank such additional amount or amounts as will compensate the Bank for such increased cost or reduction (other than Taxes). A statement of the Bank as to any such additional amount or amounts (including calculations

- 28 - 268139687 thereof in reasonable detail) shall, in the absence of demonstrable error, be conclusive and binding on the Borrowers. In determining such amount, the Bank may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable. 4.74.5 Increased Capital Costs. If any Change in Law affects or would affect the amount of capital required or expected to be maintained by the Bank, or Person controlling the Bank, and the Bank determines (in its sole and absolute discretion) that the rate of return on its or such controlling Person’s capital as a consequence of its commitments or the Loan made by the Bank is reduced to a level below that which the Bank or such controlling Person could have achieved but for such Change in Law, then, in any such case upon notice from time to time by the Bank to the Borrower, the Borrower shall immediately pay directly to the Bank additional amounts sufficient to compensate the Bank or such controlling Person for such reduction in rate of return (other than Taxes). A statement of the Bank as to any such additional amount or amounts (including calculations thereof in reasonable detail) shall, in the absence of manifest error, be conclusive and binding on the Borrower. In determining such amount, the Bank may use any method of averaging and attribution that it (in its sole and absolute discretion) shall deem applicable. 4.84.6 Taxes. All payments by the Borrower of principal of, and interest on, Loans and all other amounts payable hereunder shall be made free and clear of and without deduction or withholding of Taxes, except as required by any applicable Law. In the event that any withholding or deduction from any payment to be made by the Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then the Borrower will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to the Bank an official receipt or other documentation satisfactory to the Bank evidencing such payment to such authority; and (iii) with respect to Indemnified Taxes, pay to the Bank such additional amount or amounts as is necessary to ensure that the net amount actually received by the Bank will equal the full amount the Bank would have received had no such withholding or deduction of Indemnified Taxes been required. Moreover, if any Taxes are directly asserted against the Bank with respect to any payment received by the Bank hereunder, the Bank may pay such Taxes and the Borrower will, in the case of Indemnified Taxes, promptly pay such additional amount (including any penalties, interest or expenses) as is necessary in order that the net amount received by the Bank after the payment of such Indemnified Taxes (including any Indemnified Taxes on such additional amount) shall equal the amount the Bank would have received had not such Indemnified Taxes been asserted. If the Borrower fail to pay any Indemnified Taxes when due to the appropriate taxing authority or fail to remit to the Bank the required receipts or other required documentary evidence, the Borrower shall indemnify the Bank for any incremental Indemnified Taxes, interest or penalties that may become payable by the Bank as a result of any such failure. 4.9 Unavailability of LIBOR Rate. In the event that the Borrower shall have requested the making or renewal of or conversion to a LIBOR Rate Loan whether pursuant to Section 2.3, 3.1.2, 3.1.3(ii) and/or 3.1.5 or otherwise and the Bank, in its sole discretion, shall have determined that U.S. dollar deposits in the relevant amount and for the relevant LIBOR Interest Period are not available to the Bank in the London interbank market or by reason of circumstances affecting the Bank in the London interbank market or otherwise (including the suspension of the administration of the LIBOR Rate), adequate and reasonable

- 29 - 268139687 means do not exist for ascertaining the LIBOR Rate, or the LIBOR Rate no longer adequately and fairly reflects the Bank’s cost of funding loans, upon notice from the Bank to the Borrower, the obligations of the Bank under Section 2.3, 3.1.2, 3.1.3(ii) and/or 3.1.5 to make or continue any Loans as LIBOR Rate Loans of such duration shall forthwith be suspended until the Bank shall notify the Borrower that the circumstances causing such suspension no longer exist, and all LIBOR Rate Loans of such type shall automatically convert into Base Rate Loans at the end of the then current LIBOR Interest Periods with respect thereto or sooner, if required by Law or determination. 4.10 Alternate Rate of Interest. (a) Temporary Unavailability of LIBOR Rate and/or LIBOR Advantage Rate. If prior to the commencement of any Interest Period for a LIBOR Rate Loan or any LIBOR Advantage Rate Loan, as applicable: (i) the Bank determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the LIBOR Rate or the LIBOR Advantage Rate, as applicable, for such Interest Period; or (ii) the Bank determines (which determination shall be conclusive) that the LIBOR Rate or the LIBOR Advantage Rate, as applicable, for such Interest Period. will not adequately and fairly reflect the cost of making or maintaining such Loan for such Interest Period; then the Bank shall give notice thereof to Borrower by telephone or as otherwise permitted hereunder as promptly as practicable thereafter and, until the Bank notifies Borrower that the circumstances giving rise to such notice no longer exist, (x) any notice under this Agreement that requests the conversion of any Loan to, or continuation of any Loan as, a LIBOR Rate Loan or LIBOR Advantage Rate Loan, as the case may be, shall be ineffective, (y) if any request for any extension of credit under this Agreement requests a LIBOR Rate Loan or LIBOR Advantage Rate Loan, as the case may be, such Loan shall be made as a Base Rate Loan. (b) Benchmark Replacement Setting. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document (and any Hedge Agreement shall be deemed not to be a “Loan Document” for purposes of this Section 4.10(b), if a Benchmark Transition Event or an Early Opt- in Election, as applicable, and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then, (x) if a Benchmark Replacement is determined in accordance with clause (1) or (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, in connection with a Benchmark Transition Event, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (3) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, or in connection with an Early Opt- in Election, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Borrower without any amendment to this Agreement or any other Loan Document, or further action or

- 30 - 268139687 consent of Borrower or any other Loan Party (other than Benchmark Replacement Conforming Changes made in accordance with clause (ii) below). (ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Bank will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of Borrower or any other Loan Party. (iii) Notices; Standards for Decisions and Determinations. The Bank will promptly notify Borrower of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes, (D) the removal or reinstatement of any tenor of a Benchmark pursuant to clause (iv) below and (E) the commencement or conclusion of any Benchmark Unavailability Period, provided that the failure to give such notice under this clause (E) shall not affect the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Bank pursuant to this Section 4.10(b) including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its sole discretion and without consent from Borrower, except, in each case, as expressly required pursuant to this Section 4.10(b). (iv) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (I) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Bank in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Bank may modify the definition of “LIBOR Interest Period” and/or “LA Interest Period”, as applicable, for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (II) if a tenor that was removed pursuant to clause (I) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Bank may modify the definition of “LIBOR Interest Period” and/or “LA Interest Period”, as applicable, for all Benchmark settings at or after such time to reinstate such previously removed tenor. (v) Benchmark Unavailability Period. Upon the commencement of a Benchmark Unavailability Period, Borrower may revoke any pending request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued with respect to the then-current Benchmark during any Benchmark Unavailability Period and, failing that, Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. 5. REPRESENTATIONS AND WARRANTIES 5.1 Representations and Warranties. The Borrower represents and warrants to the Bank as follows:

- 31 - 268139687 5.1.1. Organization. The Borrower is a trust validly existing under the Laws of the State of New York. The Borrower is duly qualified or licensed to do business in all jurisdictions in which the ownership of its properties or the nature of its activities or both makes such qualification or licensing necessary, except where the failure to be so qualified or licensed could not reasonably be expected to constitute a Material Adverse Change. The Borrower has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct. 5.1.2. Power and Authority. The Borrower has full power to enter into, execute, deliver and carry out this Agreement and the other Loan Documents to which it is a party, to incur the Indebtedness contemplated by the Loan Documents and to perform its Obligations under the Loan Documents to which it is a party, and all such actions have been duly authorized by all necessary proceedings on its part. 5.1.3. Validity and Binding Effect. This Agreement has been duly and validly executed and delivered by the Borrower, and each other Loan Document which the Borrower is required to execute and deliver on or after the date hereof will have been duly executed and delivered by the Borrower on the required date of delivery of such Loan Document. This Agreement and each other Loan Document to which the Borrower is a party constitutes valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except to the extent that enforceability of any of such Loan Document may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforceability of creditors' rights generally or limiting the right of specific performance. 5.1.4. No Conflict. Neither the execution and delivery of this Agreement or the other Loan Documents by the Borrower nor the consummation of the transactions herein or therein contemplated or compliance with the terms and provisions hereof or thereof by any of them will conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Trust Agreement or other organizational documents of the Borrower or (ii) any Law or any material agreement or instrument or order, writ, judgment, injunction or decree to which the Borrower is a party or by which it is bound or to which it is subject, or result in the creation or enforcement of any Lien, charge or encumbrance whatsoever upon any property (now or hereafter acquired) of the Borrower. 5.1.5. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrower, threatened against the Borrower at law or equity before any Official Body, the effect of which, if adversely decided, would constitute a Material Adverse Change. The Borrower is not in violation of any order, writ, injunction or any decree of any Official Body. 5.1.6. Title to Properties. The Borrower has good and marketable title to or valid leasehold interest in all properties, assets and other rights which it purports to own or lease or which are reflected as owned or leased on its books and records, free and clear of all Liens and encumbrances except Permitted Liens. 5.1.7. Financial Information. The financial information of the Borrower provided by the Borrower to the Bank as of the Closing Date is accurate and complete and, to the extent applicable, has been prepared in accordance with GAAP consistently applied (subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the omission of footnotes). The Borrower has made full and true disclosure of all pertinent financial and other material information in connection with the transactions contemplated hereby. 5.1.8. Use of Proceeds. 5.1.8.1 General. The Borrower intends to use the proceeds of the Loans in accordance with Section 2.6.

- 32 - 268139687 5.1.9. Full Disclosure. Neither this Agreement nor any other Loan Document to which the Borrower is a party, nor any certificate, statement, agreement or other documents furnished to the Bank by or on behalf of the Borrower in connection herewith or therewith, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrower which materially adversely affects the business, property, assets, financial condition, or results of operations of the Borrower which has not been set forth in this Agreement or in the certificates, statements, agreements or other documents furnished in writing to the Bank prior to or at the date hereof in connection with the transactions contemplated hereby. 5.1.10. Taxes. All federal, state, local and other material tax returns required to have been filed with respect to the Borrower have been filed, and payment or adequate provision has been made for the payment of all taxes, fees, assessments and other governmental charges which have or may become due pursuant to said returns or to assessments received, except to the extent that such taxes, fees, assessments and other charges are being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made. There are no agreements or waivers extending the statutory period of limitations applicable to any federal income tax return of the Borrower for any period. 5.1.11. Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with, any Official Body or any other Person is required by any Law or any agreement in connection with the execution, delivery and carrying out of this Agreement and the other Loan Documents by the Borrower, all of which shall have been obtained or made on or prior to the Closing Date. 5.1.12. No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the borrowings or other extensions of credit to be made on the Closing Date under or pursuant to the Loan Documents which constitutes an Event of Default or Potential Default. The Borrower is not in violation of any term of the Trust Agreement or other organizational documents. The Borrower is not in violation of any agreement or instrument to which it is a party or by which it or any of its properties may be subject or bound, except to the extent such violation would not constitute a Material Adverse Change. 5.1.13. Compliance with Laws. The Borrower is in compliance with all applicable Laws in all jurisdictions in which the Borrower is presently or will be doing business except to the extent any non-compliance would not constitute a Material Adverse Change. 5.1.14. Contracts. The Borrower is not in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material contractual obligation of the Borrower, and no condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default. 5.1.15. Investment Companies; Regulated Entities. The Borrower is not an "investment company" registered or required to be registered under the Investment Company Act of 1940 or under the "control" of an "investment company" as such terms are defined in the Investment Company Act of 1940 and shall not become such an "investment company" or under such "control." The Borrower is not subject to any other federal or state statute or regulation limiting its ability to incur Indebtedness for borrowed money. 5.1.16. Anti-Terrorism Laws. Neither the Borrower nor any Affiliate of the Borrower, nor to the knowledge of the Borrower, any officer, director, employee, agent, affiliate or representative thereof, is subject to or in violation of any law, regulation, or list of any governmental agency (including, without

- 33 - 268139687 limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits the Bank from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower. The Borrower, any director or officer, or any employee, agent, or Affiliate, of the Borrower is a Person that is, or is owned or controlled by Persons that are, (i) the subject of any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control ("OFAC"), the US Department of State, the United Nations Security Council, the European Union, Her Majesty’s Treasury, the Hong Kong Monetary Authority or any other relevant sanctions authority (collectively, "Sanctions"), or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions, including, without limitation, currently, the Crimea, Donetsk and Luhansk Regions of Ukraine, Cuba, Iran, North Korea and Syria. 5.1.17. Anti-Corruption Laws. Neither the Borrower, nor any Affiliate of the Borrower, nor to the knowledge of the Borrower, any officer or director of any Borrower or any Affiliate of the Borrower has taken action, directly or indirectly, that would result in a material violation by such Persons of any applicable anti-bribery law, including but not limited to, the United Kingdom Bribery Act 2010 (the “UK Bribery Act”), and the US Foreign Corrupt Practices Act of 1977 (the “FCPA”) (collectively, the “Anti-Corruption Laws”). Furthermore, the Borrower, and to the knowledge of the Borrower and any Affiliate of the Borrower have conducted their businesses in material compliance with the Anti-Corruption Laws and have instituted and maintained policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. 5.1.16.1 General. None of the Borrower or any Affiliate of the Borrower, is in violation of any Anti-Terrorism Law or engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law. 5.1.16.2 Executive Order No. 13224. None of the Borrower, nor any Affiliate of the Borrower, or their respective agents acting or benefiting in any capacity in connection with the Loans or other transactions hereunder, is any of the following (each a "Blocked Person"): (i) a Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (ii) a Person owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, the Executive Order No. 13224; (iii) a Person with which the Bank is prohibited from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law; (iv) a Person that commits, threatens or conspires to commit or supports "terrorism" as defined in the Executive Order No. 13224; (v) a Person that is named as a "specially designated national" on the most current list published by the U.S. Treasury Department Office of Foreign Asset Control at its official website or any replacement website or other replacement official publication of such list, or (vi) a Person who is affiliated or associated with a Person listed above.

- 34 - 268139687 Neither the Borrower or to the knowledge of the Borrower, any of its agents acting in any capacity in connection with the Loans or other transactions hereunder (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224. 6. CONDITIONS OF LENDING AND ISSUANCE OF LETTERS OF CREDIT The obligation of the Bank to make Loans hereunder is subject to the performance by each of the Loan Parties of its Obligations to be performed hereunder at or prior to the making of any such Loans and to the satisfaction of the following further conditions, in form and substance satisfactory to the Bank: 6.1 First Loans. On the Closing Date: 6.1.1. Compliance with Representations, Covenants, no Event of Default, etc.. The representations and warranties of the Borrower contained in Section 5 and of the Loan Parties contained in each of the other Loan Documents shall be true and correct in all material respects on and as of the Closing Date with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein), and each of the Loan Parties shall have performed and complied with all covenants and conditions hereof and thereof, no Event of Default or Potential Default shall have occurred and be continuing or shall exist, there shall be no material litigation pending against any Loan Party and since December 31, 2017, no Material Adverse Change shall have occurred; and there shall be delivered to the Bank a certificate of the Borrower, dated the Closing Date and signed by the Trustee or other Authorized Representative of the Borrower, to each such effect. 6.1.2. Trustee's Certificate. There shall be delivered to the Bank a certificate dated the Closing Date and signed by the Trustee, certifying as appropriate as to: (i) direction from the administrative committee of the Borrower to the Trustee authorizing, among other things, the execution, delivery and performance of this Agreement, the other Loan Document and any related agreements to which the Borrower is a party, certified by the Trustee as of the Closing Date; and, such certificate shall state that the direction thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; (ii) the names of the Trustee and any other Authorized Representative of the Borrower, if any, authorized to sign this Agreement and the other Loan Documents and act on behalf of the Borrower, and the true signatures of such Trustee and other Authorized Representatives, on which the Bank may conclusively rely; and (iii) copies of the Trustee Agreement and any other formation documents of the Borrower. 6.1.3. Secretary's Certificate (Company). There shall be delivered to the Bank a certificate dated the Closing Date and signed by the Secretary of the Company, certifying as appropriate as to: (i) resolutions of the board of directors of the Company authorizing, among other things, the execution, delivery and performance of the Loan Documents to which the Company is a party and any related agreements to which the Company is a party, certified by the Secretary on behalf

- 35 - 268139687 of the Company as of the Closing Date; and, such certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate; (ii) the names of the authorized officers of the Company authorized to sign the other Loan Documents and act on behalf of the Company, and the true signatures of such authorized officers, on which the Bank may conclusively rely; and (iii) copies of the Company's organizational documents, including its certificate of incorporation and bylaws, as in effect on the Closing Date certified (to the extent applicable) by the appropriate state official where such documents are filed in a state office together with a certificate from the Secretary of State of the State of New York as to the continued existence and good standing of the Company in the State of New York. 6.1.4. Delivery of Loan Documents. The Agreement, the Guaranty Agreements, the Notes, and any other Loan Documents required by the Bank, shall have been duly executed and delivered to the Bank. 6.1.5. Opinion of Counsel. There shall be delivered to the Bank a written opinion of Hodgson Russ LLP, counsel for the Loan Parties, dated the Closing Date and in form and substance reasonably satisfactory to the Bank and its counsel. 6.1.6. Legal Details. All legal details and proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be in form and substance satisfactory to the Bank and counsel for the Bank, and the Bank shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Bank and said counsel, as the Bank or said counsel may reasonably request. 6.1.7. Payment of Fees. The Borrower shall have paid or caused to be paid to the Bank to the extent not previously paid all commitment, closing and other fees accrued through the Closing Date and the costs and expenses for which the Bank is entitled to be reimbursed. 6.1.8. Consents. All material consents required to effectuate the transactions contemplated hereby shall have been obtained. 6.1.9. No Violation of Laws. The making of the Loans shall not contravene any Law applicable to any Loan Party or the Bank. 6.1.10. No Actions or Proceedings. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, this Agreement, the other Loan Documents, or the consummation of the transactions contemplated hereby or thereby or which, in the Bank's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement or any of the other Loan Documents. 6.1.11. Lien Searches. The Bank shall have received copies of UCC searches with respect to the Borrower in the State of New York evidencing that no Liens exist against any assets of any Loan Party. 6.1.12. Regulation U. The Borrower shall have delivered to the Bank a completed and executed Federal Reserve Form U-1 in connection with the transactions contemplated hereby.

- 36 - 268139687 6.1.13. Termination Statements; Release Statements and Other Releases. Evidence satisfactory to the Bank that all necessary termination statements, release statements and other releases in connection with all Liens against Borrower (other than Permitted Liens) have been filed or satisfactory arrangements have been made for such filing. 6.1.14. Repayment of Prohibited Indebtedness. All Indebtedness prohibited by Section 7.2.1 shall have been paid in full and any prior loan documentation shall have been terminated. 6.1.15. Due Diligence. The Bank shall have completed its due diligence with all aspects of the Loan Parties including a review of the books and records, accounting policies, and historical financial statements. 6.1.16. Contract Review. The Bank shall have reviewed all material contracts of the Loan Parties requested by the Bank, and such contracts and agreements shall be reasonably satisfactory in all respects to the Bank. 6.1.17. KYC. The Bank shall have received all documentation and other information requested by the Bank pursuant to applicable "know-your-customer" and anti-money laundering rules and regulations, including the USA Patriot Act. 6.1.18. Other Documents and Conditions. The Loan Parties shall have delivered such other documents and satisfied such other conditions as may be reasonably requested to be submitted to the Bank by the terms of this Agreement or of any Loan Document or set forth on the closing checklist with respect to the transactions contemplated by this Agreement. 6.2 Each Additional Loan. It shall be a condition precedent to the making of any Loans that after giving effect to the proposed extensions of credit: the representations and warranties of the Loan Parties contained in Section 5 and of the Loan Parties in the other Loan Documents shall be true and correct in all material respects on and as of the date of such additional Loan with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties shall be true and correct in all material respects on and as of the specific dates or times referred to therein) and the Loan Parties shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default shall have occurred and be continuing; the making of the Loans shall not contravene any Law applicable to any Loan Party or the Bank; the Borrower shall have delivered to the Bank a duly executed and completed Revolving Credit Loan Request. 7. COVENANTS 7.1 Affirmative Covenants. The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations under the Loan Documents and termination of the Revolving Credit Commitment, the Borrower shall comply at all times with the following affirmative covenants: 7.1.1. Preservation of Existence, Etc. The Borrower shall maintain its legal existence as trust and its license or qualification and good standing in each jurisdiction in which its ownership or lease of property or the nature of its business makes such license or qualification necessary. 7.1.2. Payment of Liabilities, Including Taxes, Etc. The Borrower shall duly pay and discharge all liabilities to which it is subject or which are asserted against it, promptly as and when the same shall become due and payable, including all taxes, assessments and governmental charges upon it or any of

- 37 - 268139687 its properties, assets, income or profits, prior to the date on which penalties attach thereto, except to the extent that such liabilities, including taxes, assessments or charges, are being contested in good faith and by appropriate and lawful proceedings diligently conducted and for which such reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made, but only to the extent that failure to discharge any such liabilities would not constitute a Material Adverse Change, provided that the Borrower will pay all such liabilities forthwith upon the commencement of proceedings to foreclose any Lien which may have attached as security therefor. 7.1.3. Examination Rights. The Borrower shall permit any of the officers or authorized employees or representatives of the Bank to examine and make excerpts from its books and records and discuss its business affairs, finances and accounts with its officers, all in such detail and at such times and as often as the Bank may, upon reasonable prior notice reasonably request. 7.1.4. Keeping of Records and Books of Account. The Borrower shall maintain and keep proper books of record and account as required by applicable Laws of any Official Body having jurisdiction over the Borrower and in which full, true and correct entries shall be made all its dealings and business and financial affairs. 7.1.5. Compliance with Laws and Licensing Bodies. The Borrower shall comply with all applicable Laws in all respects, provided that it shall not be deemed to be a violation of this Section 7.1.5 if any failure to comply with any Law would not result in fines, penalties, remediation costs, other similar liabilities or injunctive relief which in the aggregate would constitute a Material Adverse Change. The Borrower shall obtain and/or maintain all certificates of compliance and authority and other licenses that are necessary or required by any Official Body or licensing authority having jurisdiction over such Loan Party except to the extent such failure to maintain would not constitute a Material Adverse Change. 7.1.6. Use of Proceeds. The Borrower will use the proceeds of the Loans in accordance with Section 2.6. 7.1.7. Cash Management. Within ninety (90) days after the Closing Date, the Borrower shall have established and shall thereafter maintain its primary depository and cash management relationships with the Bank. 7.1.8. Anti-Terrorism Laws. The Borrower and its Affiliates shall comply with all Anti- Terrorism Laws. The Borrower and its Affiliates and agents shall not (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to the Executive Order No. 13224; or (iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in the Executive Order No. 13224, the USA Patriot Act or any other Anti-Terrorism Law. The Borrower shall deliver to the Bank any certification or other evidence requested from time to time by the Bank in its sole discretion, confirming Borrower's compliance with this Section 7.1.8. 7.2 Negative Covenants. The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and termination of the Revolving Credit Commitment, the Borrower shall comply with the following negative covenants: 7.2.1. Indebtedness. The Borrower shall not at any time create, incur, assume or suffer to exist any Indebtedness, except (i) Indebtedness under the Loan Documents; and (ii) Indebtedness to the

- 38 - 268139687 Company in accordance with the terms of the Trust Agreement; provided that any such Indebtedness existing on the Closing Date or incurred thereafter shall not be secured directly or indirectly by margin stock within the meaning of Regulation U. 7.2.2. Liens. The Borrower shall not at any time create, incur, assume or suffer to exist any Lien on any of its property or assets, tangible or intangible, now owned or hereafter acquired, or agree or become liable to do so, except Permitted Liens. 7.2.3. Guaranties. The Borrower shall not at any time, directly or indirectly, become or be liable in respect of any Guaranty, or assume, guarantee, become surety for, endorse or otherwise agree, become or remain directly or contingently liable upon or with respect to any obligation or liability of any other Person. 7.2.4. Loans and Investments. The Borrower shall not at any time make or suffer to remain outstanding any loan or advance to, or purchase, acquire or own any stock, bonds, notes or securities of, or any partnership interest (whether general or limited) or limited liability company interest in, or any other investment or interest in, or make any capital contribution to, any other Person, or agree, become or remain liable to do any of the foregoing, except for investments made in accordance with and pursuant to the Trust Agreement. 7.2.5. Liquidations, Mergers, Consolidations, Acquisitions. The Borrower shall not dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person. 7.2.6. Dispositions of Assets. The Borrower shall not sell, convey, assign, lease, abandon or otherwise transfer or dispose of, voluntarily or involuntarily, any of its properties or assets, tangible or intangible (including sale, assignment, discount or other disposition of accounts, contract rights, chattel paper, equipment or general intangibles with or without recourse), except any of the foregoing made in accordance with and pursuant to the Trust Agreement so long as after giving effect thereto and the use of any proceeds received in respect thereof to make mandatory prepayments pursuant to Section 4.3.3, the Revolving Facility Usage is not in excess of the Borrowing Base. 7.2.7. Fiscal Year. The Borrower shall not change its fiscal year without providing at least ninety (90) days’ prior written notice to the Bank. 7.2.8. Amendments to Material Documents. The Borrower shall not amend in any respect the Trust Agreement or other formation documents or the material terms of any material contracts to which the Borrower is a party without providing at least thirty (30) calendar days' prior written notice to the Bank and, in the event such change would be adverse to the Bank as determined by the Bank in its sole discretion, obtaining the prior written consent of the Bank. Borrower shall provide a copy of any such proposed amendment to the Bank and the Bank shall have fifteen (15) days from its receipt thereof to determine whether such change would be adverse to the Bank and respond to Borrower. A failure by the Bank to respond within such fifteen (15) day period will be deemed a consent by the Bank to the proposed amendment. 7.2.9. Negative Pledges. The Borrower shall not directly or indirectly enter into or assume or become bound by any agreement (other than this Agreement and the other Loan Documents), or any provision of the Trust Agreement or any other formation document, prohibiting the creation or assumption of any Lien or encumbrance upon the Borrower's properties, whether now owned or hereafter created or acquired, or otherwise prohibiting or restricting any transaction contemplated hereby; provided

- 39 - 268139687 that the foregoing shall not apply to restrictions and conditions imposed by any Law or by any Loan Document. 7.2.10. Anti-Terrorism. Neither the Borrower nor any Affiliate of Borrower shall be subject to or in violation of any law, regulation, or list of any government agency (including without limitation, the U.S. Office of Foreign Asset Control list, Executive Order No. 13224 or the USA Patriot Act or any list now or hereafter promulgated by the United Nations Security Council, European Union or United Kingdom) that prohibits or limits the conduct of business with or the receiving of funds, goods or services to or for the benefit of certain Persons specified therein or that prohibits or limits the Bank from making any advance or extension of credit to the Borrower or from otherwise conducting business with the Borrower. The Borrower will not, directly or indirectly, use the proceeds of the Loans, or lend, contribute or otherwise make available such proceeds to any Affiliate of the Borrower, joint venture partner or other Person, (i) to fund any activities or business of or with any such Person, or in any country or territory, that, at the time of such funding, is, or whose government is, the subject of Sanctions, in each case in violation of the applicable Sanctions, or (ii) in any other manner that would result in a violation of Sanctions by any such Person (including any Person participating in the Loans, whether as underwriter, advisor, investor or otherwise). 7.2.11. Anti-Corruption Laws. No part of the proceeds of the Loans will be used, directly or indirectly, for any payments that could constitute a violation of any applicable Anti-Corruption Laws. 7.3 Reporting Requirements. The Borrower covenants and agrees that until payment in full of the Loans and interest thereon, satisfaction of all of the Loan Parties' other Obligations hereunder and under the other Loan Documents and termination of the Revolving Credit Commitment, the Borrower will furnish or cause to be furnished to the Bank: 7.3.1. Quarterly Financial Statements of the Company. As soon as available and in any event within forty-five (45) calendar days after the end of each of the first (1st) three (3) fiscal quarters in each fiscal year, financial statements of the Company and its Consolidated (as defined in the Moog Loan Agreement) Subsidiaries, in accordance with Section 5.2(b) of the Moog Loan Agreement (as such exists on the date hereof). 7.3.2. Annual Financial Statements of the Company. As soon as available and in any event within ninety (90) calendar days after the end of each fiscal year, audited financial statements of the Company and its Consolidated (as defined in the Moog Loan Agreement) Subsidiaries, in accordance with Section 5.2(b) of the Moog Loan Agreement (as such exists on the date hereof). 7.3.3. Financial Statements of the Borrower. As soon as available and in any event within forty-five (45) calendar days after the end of each fiscal quarter, internally prepared financial statements of the Borrower in form and substance satisfactory to the Bank. 7.3.4. Certificate of the Borrower and the Company. Concurrently with the financial statements of the Borrower furnished to the Bank pursuant to Section 7.3.3, a certificate (each a "Compliance Certificate") of the Borrower and the Company signed by an Authorized Representative of the Borrower and the Company in the form of Exhibit 7.3.4 (i) to the effect that, except as described pursuant to Section 7.3.6, the representations and warranties of the Borrower contained in Section 5 and of the Loan Parties in the other Loan Documents to which they are a party are true on and as of the date of such certificate with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which expressly relate solely to an earlier date or time, which representations and warranties are true and correct in all material respects on and as of the specific dates or times referred to therein) and the Loan Parties have performed and complied with all

- 40 - 268139687 covenants and conditions hereof, and (ii) to the effect that, except as described pursuant to Section 7.3.6, no Event of Default or Potential Default exists and is continuing on the date of such certificate. 7.3.5. Borrowing Base Certificate. As soon as available and in any event within fifteen (15) calendar days after the end of each calendar month, a Borrowing Base Certificate in the form of Exhibit 7.3.5 attached hereto and made a part hereof prepared as of the last day of such month, certified as to accuracy by an Authorized Representative of the Borrower and in such form as the Bank shall reasonably require. 7.3.6. Notice of Default. Promptly after any Authorized Representative or any authorized officer of any Loan Party has learned of the occurrence of an Event of Default or Potential Default, a certificate signed by an Authorized Representative of the Borrower setting forth the details of such Event of Default or Potential Default and the action which the applicable Loan Party proposes to take with respect thereto. 7.3.7. Notice of Litigation. Promptly after the commencement thereof, notice of all actions, suits, proceedings or investigations before or by any Official Body or any other Person against the Borrower which involve a claim or series of claims which is or are not insured against and in excess of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) or which if adversely determined would constitute a Material Adverse Change. 7.3.8. Budgets, Forecasts, Other Reports and Information. Promptly upon their becoming available to the Loan Parties: (i) a Consolidated (as defined in the Moog Loan Agreement) budget for Company and its Subsidiaries consisting of a balance sheet and income statement, to be supplied not later than ninety (90) days after the first (1st) day of each fiscal year with respect to such fiscal year, (ii) a copy of any order issued by an Official Body in any proceeding to which the Borrower is a party, and (iii) such other reports and information relating to Borrower's business or financial condition as the Bank may from time to time reasonably request. The Loan Parties shall also (a) furnish to the Bank such information and documentation as may be requested by the Bank from time to time for purposes of compliance by the Bank with applicable Laws (including without limitation the USA Patriot Act and other "know your customer" and anti-money laundering rules and regulations), and any policy or procedure implemented by the Bank to comply therewith and (b) notify the Bank promptly of (1) any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein and (2) the enactment or adoption of any Law which would constitute a Material Adverse Change. 8. DEFAULT 8.1 Events of Default. An Event of Default shall mean the occurrence or existence of any one or more of the following events or conditions (whatever the reason therefor and whether voluntary, involuntary or effected by operation of Law): 8.1.1. Payments Under Loan Documents. The Borrower shall fail to pay any principal of any Loan (including scheduled installments, mandatory prepayments or the payment due at maturity) or any interest on any Loan, or any other amount owing hereunder or under the other Loan Documents on the

- 41 - 268139687 date on which such principal, interest or other amount becomes due in accordance with the terms hereof or thereof; 8.1.2. Breach of Warranty. Any representation or warranty made at any time by the Borrower herein or by any of the Loan Parties in any other Loan Document, or in any certificate, other instrument or statement furnished pursuant to the provisions hereof or thereof, shall prove to have been false or misleading in any material respect as of the time it was made or furnished; 8.1.3. Breach of Anti-Corruption Covenant, Anti-Terrorism Covenant or Negative Covenants. The Borrower shall default in the observance or performance of any covenant contained in Section 7.1.8 or Section 7.2; 8.1.4. Breach of Other Covenants. Any of the Loan Parties shall default in the observance or performance of any other covenant, condition or provision hereof or of any other Loan Document and such default shall continue unremedied for a period of thirty (30) days after the occurrence thereof (such grace period to be applicable only in the event such default can reasonably be expected to be able to be remedied by corrective action of the Loan Parties); 8.1.5. Defaults in Other Agreements or Indebtedness. Either (i) any specified "event of default" under the Moog Loan Agreement or (ii) any Indebtedness (other than the Obligations) of the Borrower with a then-outstanding principal balance (or, in the case of any Indebtedness not so denominated, with a then-outstanding total obligation amount) of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) or more, or, in the case of the foregoing clauses (i) and (ii), any other event or circumstance which would permit the holder of the Indebtedness under the Moog Loan Agreement or any such other Indebtedness to accelerate such Indebtedness (and/or the obligations of the applicable Loan Party thereunder) prior to the scheduled maturity or termination thereof, shall occur (regardless of whether the holder of such Indebtedness shall actually accelerate, terminate or otherwise exercise any rights or remedies with respect to such Indebtedness); 8.1.6. Final Judgments or Orders. Any final judgments or orders for the payment of money which is not insured against and is in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) in the aggregate shall be entered against the Borrower by a court having jurisdiction in the premises, which judgment is not discharged, vacated, bonded or stayed pending appeal within a period of thirty (30) days from the date of entry; 8.1.7. Loan Document Unenforceable. Any of the Loan Documents shall cease to be legal, valid and binding agreements enforceable against the party executing the same or such party's successors and assigns (as permitted under the Loan Documents) in accordance with the respective terms thereof or shall in any way be terminated (except in accordance with its terms) or become or be declared ineffective or inoperative or shall in any way be challenged or contested or cease to give or provide the respective Liens, security interests, rights, titles, interests, remedies, powers or privileges intended to be created thereby; 8.1.8. Uninsured Losses; Proceedings Against Assets. Any of the Borrower's assets the value of which is equal to or greater than One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) are attached, seized, levied upon or subjected to a writ or distress warrant; or such come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors and the same is not cured within thirty (30) days thereafter; 8.1.9. Notice of Lien or Assessment. A notice of Lien or assessment in excess of One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00) which is not a Permitted Lien is filed

- 42 - 268139687 of record with respect to all or any part of the Borrower’s assets by the United States, or any department, agency or instrumentality thereof, or by any state, county, municipal or other governmental agency, or any taxes or debts owing at any time or times hereafter to any one of these Persons becomes payable and the same is not paid within thirty (30) days after the same becomes payable; 8.1.10. Cessation of Business. Any Loan Party ceases to conduct its business as contemplated, or any Loan Party is enjoined, restrained or in any way prevented by court order from conducting all or any material part of its business and such injunction, restraint or other preventive order is not dismissed within three (3) days after the entry thereof; 8.1.11. Change of Trustee. The Trustee shall cease to be the trustee of the Borrower, and a replacement or successor Trustee is not appointed in accordance with, and within the timeframe prescribed by, the Trust Agreement; 8.1.12. Involuntary Proceedings. A proceeding shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of any Loan Party in an involuntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or similar official) of any Loan Party for any substantial part of its property, or for the winding-up or liquidation of its affairs, and such proceeding shall remain undismissed or unstayed and in effect for a period of sixty (60) consecutive days or such court shall enter a decree or order granting any of the relief sought in such proceeding; or 8.1.13. Voluntary Proceedings; Insolvency. Any Loan Party shall commence a voluntary case under any applicable bankruptcy, insolvency, reorganization or other similar Law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such Law, or shall consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, conservator (or other similar official) of itself or for any substantial part of its property or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due or admit in writing its inability to pay its debts as they mature, or shall take any action in furtherance of any of the foregoing. 8.2 Consequences of Event of Default. 8.2.1. Events of Default Other Than Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Sections 8.1.1 through 8.1.12 shall occur and be continuing, the Bank shall be under no further obligation to make Loans, and the Bank may by written notice to the Borrower, declare the unpaid principal amount of the Notes then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Bank hereunder and thereunder to be forthwith due and payable, and the same shall thereupon become and be immediately due and payable to the Bank without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived; and 8.2.2. Bankruptcy, Insolvency or Reorganization Proceedings. If an Event of Default specified under Section 8.1.13 or 8.1.13 shall occur, the Bank shall be under no further obligations to make Loans hereunder and the unpaid principal amount of the Loans then outstanding and all interest accrued thereon, any unpaid fees and all other Indebtedness of the Borrower to the Bank hereunder and thereunder shall be immediately due and payable, without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived; and

- 43 - 268139687 8.2.3. Set-off. If an Event of Default shall occur and be continuing, the Bank and any branch, Subsidiary or Affiliate of the Bank or participant anywhere in the world shall have the right, in addition to all other rights and remedies available to it, without notice to such Loan Party, to set-off against and apply to the then unpaid balance of all the Loans and all other Obligations of the Borrower and the other Loan Parties hereunder or under any other Loan Document any debt owing to, and any other funds held in any manner for the account of, the Borrower or such other Loan Party by the Bank or participant or by such branch, Subsidiary or Affiliate, including all funds in all deposit accounts (whether time or demand, general or special, provisionally credited or finally credited, or otherwise) now or hereafter maintained by the Borrower or such other Loan Party for its own account (but not including funds held in custodian or trust accounts) with the Bank or participant or such branch, Subsidiary or Affiliate. Such right shall exist whether or not the Bank shall have made any demand under this Agreement or any other Loan Document, whether or not such debt owing to or funds held for the account of the Borrower or such other Loan Party is or are matured or unmatured and regardless of the existence or adequacy of any Guaranty or any other security, right or remedy available to the Bank; and 8.2.4. Suits, Actions, Proceedings. If an Event of Default shall occur and be continuing, and whether or not the Bank shall have accelerated the maturity of Loans pursuant to any of the foregoing provisions of this Section 8.2, the Bank, if owed any amount with respect to the Loans, may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement or the other Loan Documents, including as permitted by applicable Law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right of the Bank; and 8.2.5. Application of Proceeds. From and after the date on which the Bank has taken any action pursuant to this Section 8.2 and until all Obligations of the Loan Parties have been paid in full, any and all proceeds received by the Bank from the exercise of any remedy by the Bank, shall be applied as follows: (i) first, to reimburse the Bank for out-of-pocket costs, expenses and disbursements, including reasonable attorneys' and paralegals' fees and legal expenses, incurred by the Bank in connection collection of any Obligations of any of the Loan Parties under any of the Loan Documents; (ii) second, to the repayment of all Obligations then due and unpaid of the Loan Parties to the Bank under this Agreement or any of the other Loan Documents or a Bank- Provided Hedge or any Other Bank Provided Financial Services Product, whether of principal, interest, fees, expenses or otherwise, in such manner as the Bank may determine in its discretion; and (iii) the balance, if any, as required by Law. 8.2.6. Other Rights and Remedies. In addition to all of the rights and remedies contained in this Agreement or in any of the other Loan Documents, the Bank shall have all of the rights and remedies of a secured party under the Uniform Commercial Code or other applicable Law, all of which rights and remedies shall be cumulative and non-exclusive, to the extent permitted by Law. The Bank may exercise all post-default rights granted to the Bank under the Loan Documents or applicable Law. 8.3 Notice of Sale. Any notice required to be given by the Bank of any intended action by the Bank, if given ten (10) days prior to such proposed action, shall constitute commercially reasonable and fair notice thereof to the Loan Parties.

- 44 - 268139687 9. MISCELLANEOUS 9.1 No Implied Waivers; Cumulative Remedies; Writing Required. No course of dealing and no delay or failure of the Bank in exercising any right, power, remedy or privilege under this Agreement or any other Loan Document shall affect any other or future exercise thereof or operate as a waiver thereof, nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power, remedy or privilege preclude any further exercise thereof or of any other right, power, remedy or privilege. The rights and remedies of the Bank under this Agreement and any other Loan Documents are cumulative and not exclusive of any rights or remedies which they would otherwise have. Any waiver, permit, consent or approval of any kind or character on the part of the Bank of any breach or default under this Agreement or any such waiver of any provision or condition of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. 9.2 Reimbursement and Indemnification of Bank by Loan Parties; Taxes. The Loan Parties, jointly and severally, agree unconditionally upon demand to pay or reimburse to the Bank and to save the Bank harmless against (i) liability for the payment of all out-of-pocket costs, expenses and disbursements (including reasonable fees and expenses of counsel for the Bank, incurred by the Bank (a) in connection with the negotiation, preparation, execution, administration and interpretation of this Agreement, and other instruments and documents to be delivered hereunder, (b) relating to any amendments, waivers or consents pursuant to the provisions hereof, (c) in connection with the enforcement of this Agreement or any other Loan Document, or collection of amounts due hereunder or thereunder or the proof and allowability of any claim arising under this Agreement or any other Loan Document, whether in bankruptcy or receivership proceedings or otherwise, and (d) in any workout or restructuring or in connection with the protection, preservation, exercise or enforcement of any of the terms hereof or of any rights hereunder or under any other Loan Document or in connection with any foreclosure, collection or bankruptcy proceedings, or (ii) all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Bank, in its capacity as such, in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by the Bank hereunder or thereunder, provided that no Loan Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent the same results from the Bank's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Each Loan Party, jointly and severally, agrees unconditionally to pay all stamp, document, transfer, recording or filing taxes or fees and similar impositions now or hereafter determined by the Bank to be payable in connection with this Agreement or any other Loan Document, and each Loan Party, jointly and severally, agrees unconditionally to save the Bank harmless from and against any and all present or future claims, liabilities or losses with respect to or resulting from any omission to pay or delay in paying any such taxes, fees or impositions. 9.3 Holidays. Whenever payment with respect to a Loan to be made or taken hereunder shall be due on a day which is not a Business Day such payment shall be due on the next Business Day (except as provided in the definition of LIBOR Interest Period as set forth in Section 1.1 hereof) and such extension of time shall be included in computing interest and fees, except that the Revolving Credit Loans shall be due on the Business Day preceding the Expiration Date, if the Expiration Date is not a Business Day. Whenever any payment or action to be made or taken hereunder (other than payment of the Loans) shall be stated to be due on a day which is not a Business Day, such payment or action shall be made or taken on the next following Business Day, and such extension of time shall not be included in computing interest or fees, if any, in connection with such payment or action. 9.4 Funding by Branch, Subsidiary or Affiliate. The Bank shall have the right from time to time to make or maintain any Loan by arranging for a branch, Subsidiary or Affiliate of the Bank to make or maintain such Loan subject to the last sentence of this Section 9.4. If the Bank causes a branch,

- 45 - 268139687 Subsidiary or Affiliate to make or maintain any part of the Loans hereunder, all terms and conditions of this Agreement shall, except where the context clearly requires otherwise, be applicable to such part of the Loans to the same extent as if such Loans were made or maintained by the Bank, but in no event shall the Bank's use of such a branch, Subsidiary or Affiliate to make or maintain any part of the Loans hereunder cause the Bank or such branch, Subsidiary or Affiliate to incur any cost or expenses payable by the Borrower hereunder or require the Borrower to pay any other compensation to the Bank (including any expenses incurred or payable pursuant to Section 4.4) which would otherwise not be incurred. 9.5 Notices. Any notice, request, demand, direction or other communication (for purposes of this Section 9.5 only, a "Notice") to be given to or made upon any party hereto under any provision of this Agreement shall be given or made by telephone or in writing (which includes means of electronic transmission (i.e., "e-mail") or facsimile transmission or by setting forth such Notice on a site on the World Wide Web (a "Website Posting") if Notice of such Website Posting (including the information necessary to access such site) has previously been delivered to the applicable parties hereto by another means set forth in this Section 9.5) in accordance with this Section 9.5. Any such Notice must be delivered to the applicable parties hereto at the addresses and numbers set forth under their respective names on the signature pages hereof or in accordance with any subsequent unrevoked Notice from any such party that is given in accordance with this Section 9.5. Any Notice shall be effective: (i) In the case of hand-delivery, when delivered; (ii) If given by mail, four days after such Notice is deposited with the United States Postal Service, with first-class postage prepaid, return receipt requested; (iii) In the case of a telephonic Notice, when a party is contacted by telephone, if delivery of such telephonic Notice is confirmed no later than the next Business Day by hand delivery, a facsimile or electronic transmission, a Website Posting or overnight courier delivery of a confirmatory notice (received at or before noon on such next Business Day); (iv) In the case of a facsimile transmission, when sent to the applicable party's facsimile machine's telephone number if the party sending such Notice receives confirmation of the delivery thereof from its own facsimile machine; (v) In the case of electronic transmission, when actually received; (vi) In the case of a Website Posting, upon delivery of a Notice of such posting (including the information necessary to access such web site) by another means set forth in this Section 9.5; and (vii) If given by any other means (including by overnight courier), when actually received. 9.6 Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction. 9.7 Governing Law. This Agreement shall be deemed to be a contract under the Laws of the State of New York and for all purposes shall be governed by and construed and enforced in accordance with the internal Laws of the State of New York without regard to its conflict of laws principles.

- 46 - 268139687 9.8 Prior Understanding. This Agreement and the other Loan Documents supersede all prior understandings and agreements, whether written or oral, between the parties hereto and thereto relating to the transactions provided for herein and therein, including any prior confidentiality agreements and commitments. 9.9 Duration; Survival. All representations and warranties of the Loan Parties contained herein or made in connection herewith shall survive the making of Loans and shall not be waived by the execution and delivery of this Agreement, any investigation by the Bank, the making of Loans or payment in full of the Loans. All covenants and agreements of the Loan Parties contained in Sections 7.1, 7.2 and 7.2.10 herein shall continue in full force and effect from and after the date hereof so long as the Borrower may borrow hereunder and until termination of the Revolving Credit Commitment and payment in full of the Loans. All covenants and agreements of the Loan Parties contained herein relating to the payment of principal, interest, premiums, additional compensation or expenses and indemnification, including those set forth in the Notes, Section 4 Article 4 and Section 9.2, shall survive payment in full of the Loans and termination of the Revolving Credit Commitment. 9.10 Successors and Assigns. (i) This Agreement shall be binding upon and shall inure to the benefit of the Bank, the Loan Parties and their respective successors and assigns, except that none of the Loan Parties may assign or transfer any of their respective rights and Obligations hereunder or any interest herein. The Bank may, at its own cost, make assignments of or sell participations in all or any part of its Revolving Credit Commitment and the Loans made by it to one or more banks or other entities. In the case of a participation, the participant shall only have the rights specified in Section 8.2.3 (the participant's rights against the Bank in respect of such participation to be those set forth in the agreement executed by the Bank in favor of the participant relating thereto). (ii) Any assignee or participant which is not incorporated under the Laws of the United States of America or a state thereof shall deliver to the Borrower and the Bank the form of certificate described in Section 9.15.1 relating to federal income tax withholding. The Bank may furnish any publicly available information concerning any Loan Party or any Loan Party's Subsidiaries and any other information concerning any Loan Party or any Loan Party's Subsidiaries in the possession of the Bank from time to time to assignees and participants (including prospective assignees or participants), provided that such assignees and participants agree, in writing prior to such disclosure, to be bound by the provisions of Section 9.11. (iii) Notwithstanding any other provision in this Agreement, the Bank may at any time pledge or grant a security interest in all or any portion of its rights under this Agreement, the Notes and the other Loan Documents to any Federal Reserve Bank in accordance with Regulation A of the FRB or U.S. Treasury Regulation 31 CFR Section 203.14 without notice to or consent of the Borrower. No such pledge or grant of a security interest shall release the Bank of its obligations hereunder or under any other Loan Document. 9.11 Confidentiality. 9.11.1. General. The Bank agrees to keep confidential all information obtained from any Loan Party or any Loan Party's Subsidiaries, if applicable, which is nonpublic and confidential or proprietary in nature (including any information any Loan Party or Subsidiary specifically designates as confidential), except as provided below, and to use such information only in connection with this Agreement and for the purposes contemplated hereby. The Bank shall be permitted to disclose such information (i) to outside legal counsel, accountants and other professional advisors who need to know such

- 47 - 268139687 information in connection with the administration and enforcement of this Agreement, subject to agreement of such Persons to maintain the confidentiality, (ii) to assignees and participants as contemplated by Section 9.10, and prospective assignees and participants, (iii) to the extent requested by any bank regulatory authority or, with notice to the Borrower, as otherwise required by applicable Law or by any subpoena or similar legal process, or in connection with any investigation or proceeding arising out of the transactions contemplated by this Agreement, (iv) if it becomes publicly available other than as a result of a breach of this Agreement or becomes available from a source not known to be subject to confidentiality restrictions, or (v) if the Borrower shall have consented to such disclosure, in writing prior to such disclosure. 9.11.2. Sharing Information With Affiliates of the Bank. Each Loan Party acknowledges that from time to time financial advisory, investment banking and other services may be offered or provided to the Loan Parties or one or more of their Affiliates (in connection with this Agreement or otherwise) by the Bank or by one or more Subsidiaries or Affiliates of the Bank and each of the Loan Parties hereby authorizes the Bank to share any information delivered to the Bank by such Loan Party and each Loan Party's Subsidiaries pursuant to this Agreement, or in connection with the decision of the Bank to enter into this Agreement, to any such Subsidiary or Affiliate of the Bank, it being understood that any such Subsidiary or Affiliate of the Bank receiving such information shall be bound by the provisions of Section 9.11.1 as if it were the Bank hereunder. Such authorization shall survive the repayment of the Loans and other Obligations and the termination of the Revolving Credit Commitment. 9.12 Counterparts. This Agreement may be executed by different parties hereto on any number of separate counterparts, each of which, when so executed and delivered, shall be an original, and all such counterparts shall together constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or e-mail shall be effective as delivery of a manually executed counterpart of this Agreement. 9.13 Exceptions. The representations, warranties and covenants contained herein shall be independent of each other, and no exception to any representation, warranty or covenant shall be deemed to be an exception to any other representation, warranty or covenant contained herein unless expressly provided, nor shall any such exceptions be deemed to permit any action or omission that would be in contravention of applicable Law. 9.14 CONSENT TO FORUM; WAIVER OF JURY TRIAL. EACH LOAN PARTY HEREBY IRREVOCABLY CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY, NEW YORK AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS UPON IT AND CONSENTS THAT ALL SUCH SERVICE OF PROCESS BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO SUCH LOAN PARTY AT THE ADDRESSES PROVIDED FOR IN SECTION 9.5 AND SERVICE SO MADE SHALL BE DEEMED TO BE COMPLETED UPON ACTUAL RECEIPT THEREOF. EACH LOAN PARTY WAIVES ANY OBJECTION TO JURISDICTION AND VENUE OF ANY ACTION INSTITUTED AGAINST IT AS PROVIDED HEREIN AND AGREES NOT TO ASSERT ANY DEFENSE BASED ON LACK OF JURISDICTION OR VENUE. EACH LOAN PARTY AND THE BANK HEREBY WAIVE TRIAL BY JURY IN ANY ACTION, SUIT, PROCEEDING OR COUNTERCLAIM OF ANY KIND ARISING OUT OF OR RELATED TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE COLLATERAL TO THE FULLEST EXTENT PERMITTED BY LAW.

- 48 - 268139687 9.15 Certifications From Bank and Participants 9.15.1. Tax Withholding. Any assignee or participant of the Bank that is not incorporated under the Laws of the United States of America or a state thereof (and, upon the written request of the Bank or assignee or participant of the Bank) agrees that it will deliver to the Borrower and the Bank two (2) duly completed appropriate valid Withholding Certificates (as defined under §1.1441-1(c)(16) of the Income Tax Regulations (the "Regulations")) certifying its status (i.e. U.S. or foreign person) and, if appropriate, making a claim of reduced, or exemption from, U.S. withholding tax on the basis of an income tax treaty or an exemption provided by the Internal Revenue Code. The term "Withholding Certificate" means a Form W-9; a Form W-8BEN; a Form W-8ECI; a Form W-8IMY and the related statements and certifications as required under § 1.1441-1(e)(2) and/or (3) of the Regulations; a statement described in § 1.871-14(c)(2)(v) of the Regulations; or any other certificates under the Internal Revenue Code or Regulations that certify or establish the status of a payee or beneficial owner as a U.S. or foreign person. Any assignee or participant required to deliver to the Borrower and the Bank a Withholding Certificate pursuant to the preceding sentence shall deliver such valid Withholding Certificate at least five (5) Business Days before the effective date of such assignment or participation (unless the Bank in its sole discretion shall permit such assignee or participant to deliver such valid Withholding Certificate less than five (5) Business Days before such date in which case it shall be due on the date specified by the Bank). Any assignee or participant which so delivers a valid Withholding Certificate further undertakes to deliver to the Borrower and the Bank two (2) additional copies of such Withholding Certificate (or a successor form) on or before the date that such Withholding Certificate expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent Withholding Certificate so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrower or the Bank. Notwithstanding the submission of a Withholding Certificate claiming a reduced rate of or exemption from U.S. withholding tax, the Bank shall be entitled to withhold United States federal income taxes at the full thirty percent (30%) withholding rate if in its reasonable judgment it is required to do so under the due diligence requirements imposed upon a withholding agent under § 1.1441-7(b) of the Regulations. Further, the Bank is indemnified under § 1.1461-1(e) of the Regulations against any claims and demands of any assignee or participant of the Bank for the amount of any tax it deducts and withholds in accordance with regulations under § 1441 of the Internal Revenue Code. 9.15.2. USA Patriot Act. Any assignee or participant of the Bank that is not incorporated under the Laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (i) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (ii) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Bank the certification, or, if applicable, recertification, certifying that such assignee or participant is not a "shell" and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations: (1) within ten (10) days after the Closing Date, and (2) at such other times as are required under the USA Patriot Act. [INTENTIONALLY LEFT BLANK]

268139687 IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement the day and year first above written as a document under seal. BORROWER: Moog Inc. Stock Employee Compensation Trust By: Name: Robert T. Brady Title: Trustee Address: c/o Robert T. Brady, trustee 286 Greenwood Ct. East Aurora, New York 14052 With a copy (which shall not constitute required notice) to: Moog Inc. 400 Jamison Road Elma, NY 14059 Attention: Timothy P. Balkin, Treasurer BANK: CITIZENS BANK OF PENNSYLVANIA By: Name: Edward J. Kloecker, Jr. Title: Senior Vice President Address: 1128 State Street Erie PA 16501 Attention: Edward J. Kloecker, Jr. Telephone: 814-453-7233 Telecopy: 814-453-7225